EXHIBIT 2.0

CITIZENS COMMUNITY MHC

PLAN OF CONVERSION AND REORGANIZATION

AS ADOPTED ON APRIL 20, 2006

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TABLE OF CONTENTS

Section		Page
1	Introduction	1
2	Definitions	3
3	General Procedures for the Conversion and Reorganization	9
4	Total Number of Shares and Purchase Price of Common Stock	13
5	Subscription Rights of Eligible Account Holders (First Priority)	15
6	Subscription Rights of Tax-qualified Employee Stock Benefit Plans (Second Priority)	15
7	Subscription Rights of Supplemental Eligible Account Holders (Third Priority)	16
8	Subscription Rights of Other Members (Fourth Priority)	17
9	Community Offering, Syndicated Community Offering, Public Offering and Other Offerings	17
10	Limitations on Subscriptions and Purchases of Common Stock	19
11	Timing of Subscription Offering; Manner of Exercising Subscription Rights and Order Forms	22
12	Payment for Common Stock	25
13	Account Holders in Nonqualified States or Foreign Countries	27
14	Voting Rights of Stockholders	27
15	Liquidation Account	27
16	Transfer of Deposit Accounts	29
17	Registration, Market Maker and Stock Listing	29
18	Completion of the Stock Offering	30
19	Directors and Officers of the Savings Association	30
20	Requirements for Stock Purchases by Directors and Officers Following the Conversion and Reorganization	30
21	Restrictions on Transfer of Stock	30
22	Tax Rulings or Opinions	31
23	Restrictions on Acquisitions of Stock of Holding Company	31
24	Stock Compensation Plans	32
25	Dividend and Repurchase Restrictions on Stock	33
26	Expenses, Advisors and Fees to Brokers	33
27	Effective Date	33
28	Amendment or Termination of the Plan	33
29	Interpretation of the Plan	34
30	Exhibits	34

Exhibits	Exhibits
A	Agreement and Plan of Merger by and among Citizens Community Bancorp, Citizens Community Federal and CCBC Interim One Savings Bank
B	Agreement and Plan of Merger by and among Citizens Community MHC, Citizens Community Federal and CCBC Interim Two Savings Bank
C	Agreement and Plan of Merger by and among Citizens Community Federal, Citizens Community Bancorp, Inc., and CCBC Interim Three Savings Bank
D	Articles of Incorporation of Citizens Community Bancorp, Inc.
E	Bylaws of Citizens Community Bancorp, Inc.

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CITIZENS COMMUNITY MHC

PLAN OF CONVERSION AND REORGANIZATION

1.    INTRODUCTION

      On March 29, 2004, Citizens Community Federal, a federally chartered mutual savings association reorganized into the two-tiered mutual holding company form of organization. In connection with that transaction, Citizens Community Bancorp, a federally chartered stock corporation, was formed and issued 978,650 shares of its common stock to eligible depositors of Citizens Community Federal and to the Citizens Community Federal Employee Stock Ownership Plan and issued 2,063,100 shares to Citizens Community MHC, a federally chartered mutual holding company. Also, in connection with that transaction, Citizens Community Federal converted to a federally chartered stock savings association and became the wholly owned subsidiary of Citizens Community Bancorp.

      On July 1, 2005, Citizens Community Bancorp acquired Community Plus Savings Bank, Rochester Hills, Michigan, through a merger with and into Citizens Community Federal. In accordance with the merger agreement, the Company issued 705,569 additional shares to Citizens Community MHC, based on the $9.25 million independently appraised value of Community Plus Savings Bank. The members of Community Plus Savings Bank also became members of Citizens Community MHC and, as a result in accordance with OTS policy, they will be treated as if their prior membership in Community Plus Savings Bank was membership in Citizens Community MHC for priority subscription rights purposes in this Plan of Conversion and Reorganization.

      As of the date hereof, Citizens Community MHC, beneficially and of record owned 2,768,669 shares of common stock, par value $0.01 per share, of Citizens Community Bancorp, representing approximately 74.3% of the outstanding voting stock of Citizens Community Bancorp, and the remaining 955,975 shares of Citizen Community Bancorp's common stock, or 25.7%, are owned by persons other than Citizens Community MHC.

      A. Business Purpose for the Conversion and Reorganization

      The Boards of Directors of the Citizens Community MHC, Citizens Community Bancorp and Citizens Community Federal believe that a conversion of Citizens Community MHC to stock form and a reorganization of these entities are in the best interests of Citizens Community MHC and its members, Citizens Community Bancorp and its stockholders, and Citizens Community Federal. These Boards of Directors have determined that this Plan of Conversion and Reorganization equitably provides for the interests of the members of Citizens Community MHC through the granting of subscription rights and the establishment of a liquidation account. Further, these Boards of Directors determined that the conversion and reorganization are fair and equitable to the current public stockholders of Citizens Community Bancorp and would not

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adversely impact the stockholders' equity of Citizens Community Federal.

      This conversion and reorganization will provide Citizens Community Federal with a larger capital base that will enhance its ability to pursue lending and investment opportunities, as well as opportunities for growth and expansion. They also will provide a more flexible operating structure that will enable Citizens Community Federal to compete more effectively with other financial institutions and make acquisitions of other financial institutions. Finally, the conversion and reorganization have been structured to reunite the accumulated earnings and profits retained by Citizens Community MHC with the retained earnings of the Citizens Community Federal through a tax-free reorganization.

      B. Procedure for Conversion and Reorganization

      As described in more detail in Section 3 of this Plan:

(i)	Citizens Community Bancorp will convert to an interim federal stock savings bank, which will merge with and into Citizens Community Federal.
(ii)	Citizens Community MHC will convert to an interim federal stock savings bank, which will merge with and into Citizens Community Federal. In connection with that merger, a liquidation account will be established by Citizens Community Federal for the benefit of the members of Citizens Community MHC.

(iii)	Citizens Community Federal will form a new first-tier subsidiary, Citizens Community Bancorp, Inc., which will be incorporated under Maryland law as a stock corporation.
(iv)	Citizens Community Bancorp, Inc., will form an interim federal stock savings association as a wholly owned subsidiary, which will merge with and into Citizens Community Federal, and, as a result, Citizens Community Federal will become a wholly owned subsidiary of Citizens Community Bancorp, Inc. In connection therewith, each share of Citizens Community Bancorp common stock outstanding immediately before the effective time of the conversion and reorganization and held by a Minority Stockholder shall be automatically converted, without further action by the holder thereof, into, and become the right to receive, shares of Citizens Community Bancorp, Inc. common stock based on an exchange ratio described herein, plus cash in lieu of any fractional share interest. This conversion and exchange of shares will provide the current public stockholders of Citizens Community Bancorp with the same percentage ownership in Citizens Community Bancorp, Inc., as they currently have in Citizens Community Bancorp, after taking into account any regulatory adjustment for assets of and dividends waived by Citizens Community MHC and without including stock purchased in the conversion and reorganization.

(v)	Citizens Community Bancorp, Inc., will issue and sell additional shares of its common stock in a public offerings described herein.

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      C. Approval of the Plan

      On April 20, 2006, after careful study and consideration, the Boards of Directors of Citizens Community MHC, Citizens Community Bancorp and Citizens Community Federal adopted this Plan of Conversion and Reorganization. This Plan of Conversion and Reorganization must be approved by: (i) the affirmative vote of a majority of the total number of votes eligible to be cast by the members of Citizens Community MHC; (ii) the holders of a majority of the outstanding shares of common stock of Citizens Community Bancorp eligible to vote; and (iii) the holders of at least a majority of the outstanding shares of Citizens Community Bancorp, excluding the shares owned by Citizens Community MHC. Before submitting this Plan of Conversion and Reorganization to the members of Citizens Community MHC and Citizens Community Bancorp's stockholders for consideration, this Plan must be approved by the Office of Thrift Supervision.

2.     DEFINITIONS

As used hereinafter in this Plan of Conversion and Reorganization, the terms set forth below have the following meaning:

ACTING IN CONCERT means those actions included in the definition of acting in concert in Section 574.2(c) of the Rules and Regulations of the OTS. A Person or company that acts in concert with another Person or company ("other party") also shall be deemed to be acting in concert with any Person or company who also is acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. The determination under this Plan of whether a group is Acting in Concert shall be made solely by the Boards of Directors of the Primary Parties or Officers delegated by such Boards and may be based on any evidence upon which the Boards or such delegatees choose to rely. Directors of the Primary Parties shall not be deemed to be Acting in Concert solely as a result of their membership on any Board of one of the Primary Parties.

ACTUAL PURCHASE PRICE means the price per share at which the Common Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

AFFILIATE means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

ASSOCIATE means any Person that is associated with another Person as: (i) a corporation or organization (other than the MHC, Mid-Tier Company, the Holding Company, the Savings Association or a majority-owned subsidiary of the MHC, Mid-Tier Company, the Holding Company or the Savings Association), if the Person is a director, officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities

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of the corporation or organization; (ii) a trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate; provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the MHC, Mid-Tier Company, the Holding Company or the Savings Association in which such Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) a person who is related by blood or marriage to such Person, or any relative of such spouse, and who lives in the same home as the Person or who is a director or officer of the MHC, Mid-Tier Company, the Holding Company or the Savings Association or any of their subsidiaries; and (iv) a Person acting in concert with any of the Persons or entities specified in clauses (i) through (iii). For all Persons other than Officers and directors of the Primary Parties, the Primary Parties in their sole discretion, may determine that a Person is an associate of another Person.

CODE means the Internal Revenue Code of 1986, as amended.

COMMON STOCK means the shares of common stock, par value $0.01 per share, to be issued and sold by the Holding Company in the Offerings, all pursuant to the Plan of Conversion and Reorganization. The Common Stock will not be insured by the Federal Deposit Insurance Corporation.

COMMUNITY OFFERING means the offering for sale by the Holding Company of any shares of Common Stock not subscribed for in the Subscription Offering to such Persons as may be selected by the Holding Company and the Savings Association in their sole discretion and to whom a copy of the Prospectus is delivered by or on behalf of the Holding Company.

CONTROL (including the terms "controlling," "controlled by," and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

CONVERSION AND REORGANIZATION means: (i) the conversion of Mid-Tier Company to an interim federal stock association and the subsequent Mid-Tier Merger, pursuant to which Mid-Tier Company will cease to exist; (ii) the conversion of the MHC to Interim One and the subsequent MHC Merger, pursuant to which the MHC will cease to exist; (iii) the Holding Company Merger, pursuant to which the Savings Association will become a wholly owned subsidiary of the Holding Company and, in connection therewith, each share of Mid-Tier Company Common Stock outstanding immediately before the effective time thereof held by a Minority Stockholder shall automatically be converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest; and (iv) the issuance of Common Stock in the Offerings as provided herein.

DEPOSIT ACCOUNT means any withdrawable account in the Saving Association as defined in Section 561.42 of the Rules and Regulations of the OTS, including a demand account as defined in Section 561.16 of the Rules and Regulations of the OTS.

ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights and establishing subaccount balances in the liquidation account.

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ELIGIBILITY RECORD DATE means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on March 31, 2005.

ESOP means a Tax Qualified Employee Stock Benefit Plan of the MHC, the Holding Company or the Savings Association, which shall acquire Common Stock in connection with the Conversion and Reorganization.

ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total number of shares of Common Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

EXCHANGE RATIO means the rate at which shares of Mid-Tier Company Common Stock will be exchanged for shares of Holding Company Common Stock held by Minority Stockholders in connection with the Holding Company Merger. The exact rate shall be determined by the MHC, Mid-Tier Company and the Savings Association to ensure that upon consummation of the Conversion and Reorganization, the Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock to be outstanding upon completion of the Conversion and Reorganization as the percentage of Mid-Tier Company Common Stock owned by them in the aggregate immediate before the Conversion and Reorganization, after giving effect to the assets of, and any dividends waived by, the MHC, if required by the OTS, and before giving effect to: (i) cash paid in lieu of any fractional shares of Holding Company Common Stock; and (ii) shares of Common Stock purchased by the Minority Stockholders in the Offerings.

EXCHANGE SHARES means the shares of Holding Company Common Stock to be issued to the Minority Stockholders in connection with the Holding Company Merger.

FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

HOLDING COMPANY means Citizen Community Bancorp, Inc., the stock corporation to be organized under the laws of the state of Maryland, that, upon completion of the Conversion and Reorganization, shall hold all of the outstanding capital stock of the Savings Association.

HOLDING COMPANY COMMON STOCK means the shares of common stock, par value $0.01 per share of the Holding Company.

HOLDING COMPANY MERGER means the merger of Interim Three with and into the Savings Association pursuant to the Agreement and Plan of Merger included as Exhibit C hereto.

INDEPENDENT APPRAISER means the appraisal advisor retained by the MHC, the Holding Company and the Savings Association to prepare an appraisal of the estimated pro forma market value of the Common Stock.

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INITIAL PURCHASE PRICE means the price per share to be paid initially by Participants for shares of Common Stock subscribed for in the Subscription Offering and by Persons for shares of Common Stock ordered in the Community Offering and/or Syndicated Community Offering.

INTERIM ONE means CCBC Interim One Savings Bank, which will be the resultant entity following the conversion of Mid-Tier Company and subsequently will be merged with and into the Savings Association.

INTERIM TWO means CCBC Interim Two Savings Bank, which will be the resultant entity following the conversion of the MHC and subsequently will be merged with and into the Savings Association.

INTERIM THREE means CCBC Interim Three Savings Bank, which will be formed as an interim federal stock savings bank and a wholly owned subsidiary of the Holding Company to effect the Holding Company Merger.

MANAGEMENT PERSON means any Officer or director of the Savings Association, the Mid-Tier Company, the MHC or the Holding Company or any Affiliate of the Savings Association, the Mid-Tier Company, the MHC or the Holding Company and any person Acting in Concert with such Officer or director.

MEMBER means any Person qualifying as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the United States.

MEMBER PROXY STATEMENT means the document used to solicit approval of the Plan by Voting Members.

MHC means Citizens Community MHC, a federally chartered mutual holding company.

MHC MERGER means the merger of Interim Two, the successor to the MHC following its conversion to an interim federal stock savings bank, with and into the Savings Association, pursuant to the Agreement and Plan of Merger in Exhibit B.

MID-TIER COMPANY means Citizen Community Bancorp, an existing federally chartered stock corporation that owns all of the outstanding capital stock of the Savings Association.

MID-TIER COMPANY COMMON STOCK means the shares of common stock, par value $0.01 per share, of Mid-Tier Company.

MID-TIER MERGER means the merger of Interim One, the successor to Mid-Tier Company following its conversion to an interim federal stock savings bank, with and into the Savings Association, pursuant to the Agreement and Plan of Merger in Exhibit A.

MINORITY STOCKHOLDER means any owner of the Mid-Tier Company Common Stock, other than the MHC.

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NON-TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means the Citizens Community Bancorp 2004 Stock Option and Incentive Plan, as in effect or hereafter amended, the Citizens Community Bancorp 2004 Recognition and Retention Plan, as in effect or hereafter amended, any other stock benefit plan or any defined benefit plan or defined contribution stock benefit plan which is established for the benefit of the employees of the MHC, Mid-Tier Company, the Holding Company and/or the Savings Association and any Affiliate thereof, that is not a Tax-Qualified Employee Stock Benefit Plan.

OFFERINGS mean the offering of Common Stock to Persons in the Subscription Offering, the Community Offering and the Syndicated Community or Public Offering.

OFFICER means the president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

ORDER FORM means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 11 hereof, to a Participant or other Person by which Common Stock may be ordered in the Offerings.

OTHER MEMBER means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

OTS means the Office of Thrift Supervision or any successor thereto.

PARTICIPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder or Other Member.

PERSON means an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, (including IRA and KEOGH accounts) an unincorporated organization or a government or any political subdivision of a government.

PLAN and PLAN OF CONVERSION AND REORGANIZATION mean this Plan of Conversion and Reorganization as adopted by the Board of Directors of the MHC, Mid-Tier Company and Savings Association and any amendment, hereto.

PRIMARY PARTIES means the MHC, Mid-Tier Company, the Savings Association and the Holding Company.

PROSPECTUS means the one or more documents to be used in offering the Common Stock in the Offerings.

PUBLIC OFFERING means an underwritten firm commitment offering to the public through one or more underwriters.

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QUALIFYING DEPOSIT means the aggregate balance of all Deposit Accounts in the Savings Association of: (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50; and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

SAVINGS ASSOCIATION means Citizens Community Federal, a federal stock savings bank.

SAVINGS ASSOCIATION BENEFIT PLANS include, but are not limited to, Tax Qualified Employee Stock Benefit Plans and Non-Tax Qualified Employee Stock Benefit Plans.

SAVINGS ASSOCIATION COMMON STOCK means the common stock of the Savings Association, par value $0.01 per share, which stock is not and will not be insured by the FDIC or any other governmental authority, all of which will be held by the Holding Company.

SEC means the Securities and Exchange Commission.

SPECIAL MEETING OF MEMBERS means the Special Meeting of Voting Members called for the purpose of submitting this Plan to the Members for their approval, including any adjournments of such meeting.

SPECIAL MEETING OF STOCKHOLDERS means the Special Meeting of Stockholders of Mid-Tier Company called for the purpose of submitting this Plan to the Members for their approval, including any adjournments of such meeting.

STOCKHOLDER PROXY STATEMENT means that document used to solicit approval of the Plan by the Minority Stockholders.

SUBSCRIPTION OFFERING means the offering of the Common Stock to Participants.

SUBSCRIPTION RIGHTS mean nontransferable rights to subscribe for Common Stock granted to Participants pursuant to the terms of this Plan.

SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person, except directors and Officers of Mid-Tier Company, the MHC or the Savings Association and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

SUPPLEMENTAL ELIGIBILITY RECORD DATE, if applicable, means the date for determining Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the approval of the Conversion and Reorganization by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Conversion and Reorganization.

SYNDICATED COMMUNITY OFFERING means the offering for sale by a syndicate of broker-dealers to the general public of shares of Common Stock not purchased in the Subscription Offering and the Community Offering.

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TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means the Citizens Community Federal Employee Stock Ownership Plan, as in effect or hereafter amended, and any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the MHC, Mid-Tier Company, the Holding Company and/or the Savings Association and any Affiliate thereof and which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Code as from time to time in effect.

VOTING MEMBER means a Person who, at the close of business on the Voting Record Date, is entitled to vote as a Member of the MHC in accordance with its mutual charter and bylaws.

VOTING RECORD DATE means the date or dates for determining the eligibility of Members and of Minority Stockholders to vote, respectively, at the Special Meeting of Members and the Special Meeting of the Stockholders.

3.    GENERAL PROCEDURES FOR THE CONVERSION AND REORGANIZATION.

      A.       Steps for Conversion and Reorganization; Regulatory Filings

(i)	After the Savings Association's organization of the Holding Company and the receipt of all requisite regulatory approvals, the Holding Company will form Interim Three as its wholly owned subsidiary and the Board of Directors of Interim Three shall adopt the Agreement and Plan of Merger included as Exhibit C hereto by at least a two-thirds vote. The Holding Company shall approve the Agreement and Plan of Merger in its capacity as the sole stockholder of Interim Three, and Mid-Tier Company shall approve the Agreement and Plan of Merger in its capacity as the sole stockholder of the Savings Association.

(ii)	An application for the Conversion and Reorganization, including this Plan and all other requisite materials, shall be submitted to the OTS for approval. The MHC, Mid-Tier Company and Savings Association also will cause notice of the adoption of the Plan by the Boards of Directors of the MHC, Mid-Tier Company and the Savings Association to be given by publication in a newspaper having general circulation in each community in which an office of Savings Association is located and will cause copies of the Plan to be made available at each office of the MHC, Mid-Tier Company and the Savings Association for inspection by Members and Mid-Tier Company's stockholders. The MHC, Mid-Tier Company and the Savings Association will cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the MHC from mutual to stock form and will post the notice of the filing for the application for the Conversion and Reorganization in each of their offices.

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(iii)	Promptly following receipt of requisite approval of the OTS, the Plan will be submitted to the Voting Members for their consideration and approval at the Special Meeting of Members. The MHC may, at its option, mail to all Voting Members, at their last known address appearing on the records of the MHC and the Savings Association, the Member Proxy Statement. Mid-Tier Company also shall mail to all such Members (as well as other Participants) a Prospectus and Order Form for the purchase of Common Stock, subject to the provisions of Section 11 hereof. In addition, all such Members will receive, or be given the opportunity to request by returning a postage-prepaid card that will be distributed with the Member Proxy Statement, letter or other written communication, a copy of the articles of incorporation and bylaws of the Holding Company.

(iv)	Subscription Rights to purchase shares of Common Stock will be issued without payment therefor to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members, as set forth in Sections 5 through 8 hereof.

(v)	Mid-Tier Company shall file a preliminary Stockholder Proxy Statement with the OTS and the SEC to seek the approval of the Plan by its stockholders. Promptly following clearance of such Stockholder Proxy Statement and the receipt of any other requisite approval of the OTS, Mid-Tier Company will mail definitive proxy materials to all Minority Stockholders as of the Voting Record Date, at their last known address appearing on the records of Mid-Tier Company, for their consideration and approval of this Plan at the Special Meeting of Stockholders. The Minority Stockholders shall have dissenters' and appraisal rights in connection with their vote on the Conversion and Reorganization to the extent required by Section 552.14 of the Rules and Regulations of the OTS, or any successor thereto.

(vi)	The Holding Company shall submit or cause to be submitted a holding company application to the OTS for approval of the acquisition of the Savings Association. Such application also shall include an application to form Interim Three. In addition, an application to merge the MHC (following its conversion into an interim federal stock savings association) and the Savings Association, an application to merge Mid-Tier Company (following its conversion into an interim federal stock savings association) and the Savings Association and an application to merge Interim Three and the Savings Association shall be filed with the OTS, either as exhibits to the holding company application or separately. All notices required to be published in connection with such applications shall be published at the times required.

(vii)	The Holding Company shall file a Registration Statement with the SEC to register the Holding Company Common Stock to be issued in the Conversion and Reorganization under the Securities Act of 1933, as amended, and shall register such Holding Company Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Common Stock shall be first offered for sale in a Subscription Offering to

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Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders, if any, and Other Members. It is anticipated that any shares of Common Stock remaining unsold after the Subscription Offering will be sold through a Community Offering, a Syndicated Community Offering and/or a Public Offering. The purchase price per share for the Common Stock shall be a uniform price determined in accordance with Section 4 hereof and shall be set forth in the Prospectus. The Holding Company shall contribute to the Savings Association an amount equal to fifty percent (50%) of the net proceeds received by the Holding Company from the sale of Common Stock.

(viii)	All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Mid-Tier Company shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion and Reorganization without any deed or other document of transfer. The Holding Company, without any order or action on the part of any court or otherwise and without any document of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or fiduciary in the same manner and to the same extent as such rights, franchises, interests and powers were held or enjoyed by Mid-Tier Company. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Mid-Tier Company immediately before the Conversion and Reorganization, including liabilities for all debts, obligations and contracts of Mid-Tier Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, book or accounts or records of Mid-Tier Company. By participating in the Conversion and Reorganization, the Holding Company shall have approved the Citizens Community Federal Employee Stock Ownership Plan, the Citizens Community Bancorp 2004 Stock Option and Incentive Plan and the Citizens Community Bancorp 2004 Recognition and Retention Plan, as in effect or hereafter amended, as plans of the Holding Company and shall have agreed to issue Holding Company Common Stock, in lieu of Mid-Tier Common Stock, as adjusted, to the extent appropriate, by the Exchange Ratio, pursuant to the terms of those plans.

(ix)	The Articles of Incorporation of the Holding Company shall read in the form of Exhibit D. The Bylaws of the Holding Company shall read in the form of Exhibit E.
(x)	The home office and branch offices of the Savings Association shall be unaffected by the Conversion and Reorganization. The executive offices of the Holding Company shall be located at the current offices of the MHC and Mid-Tier Company.

(xi)	Each Deposit Account of the Savings Association at the effective date shall remain a Deposit Account in the Savings Association for the same amount and subject to the same terms and conditions applicable to such Deposit Account before the Conversion and Reorganization.

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      B. Votes Required for Consummation of Conversion and Reorganization

      This Plan was adopted by the Boards of Directors of the MHC, Mid-Tier Company and the Savings Association on April 20, 2006.

      This Plan is subject to the approval of the OTS and must be adopted by: (i) at least a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting of Members: (ii) holders of at least a majority of the outstanding Mid-Tier Company, other than the MHC, at the Special Meeting of Stockholders; and (iii) the MHC in its capacity as the majority stockholder of Mid-Tier Company.

      C. Consummation of Conversion and Reorganization

      The effective date of the Conversion and Reorganization shall be the date set forth in Section 27 hereof.

      Upon the effective date, the following transactions shall occur:

(i)	The MHC shall convert from a federal mutual holding company to Interim Two bank. Mid-Tier Company shall convert into Interim One and simultaneously merge with and into the Savings Association in the Mid-Tier Merger, with the Savings Association being the surviving institution. Immediately thereafter, the MHC, as converted, shall merge with and into the Savings Association in the MHC Merger, with the Savings Association being the surviving institution. As a result of the MHC Merger and the Mid-Tier Merger: (a) the shares of Mid-Tier Company Common Stock held by the MHC (following its conversion to an interim federal stock savings association) shall be extinguished; and (b) Members of the MHC will be granted interests in the liquidation account to be established by the Savings Association pursuant to Section 15 hereof.

(ii)	Interim Three shall merge with and into the Savings Association pursuant to the Holding Company Merger, with the Savings Association being the surviving institution. As a result of the Holding Company Merger: (a) the shares of Mid-Tier Company Common Stock held by the Savings Association shall be extinguished; (b) the shares of Mid-Tier Company Common Stock held by the Minority Stockholders shall be converted into the right to receive shares of Holding Company Common Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Actual Purchase Price; and (c) the shares of common stock of Interim Three held by the Holding Company shall be converted into shares of Savings Association Common Stock on a one-for-one basis, with the result that the Savings Association shall become a wholly owned subsidiary of the Holding Company. In addition, as a result of the Holding

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Company Merger, options to purchase shares of Mid-Tier Company Common Stock that are outstanding immediately before consummation of the Conversion and Reorganization shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

(iii)	The Holding Company shall sell the Common Stock in the Offerings, as provided herein.
(iv)	The Holding Company may retain up to 50% of the net proceeds of the Offerings.
4.        TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF COMMON STOCK

(i)	The aggregate price at which shares of Common Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Common Stock prepared by the Independent Appraiser. The valuation shall be based on financial information relating to the Primary Parties, market, financial and economic conditions, a comparison of the Primary Parties with selected publicly held financial institutions and holding companies and with comparable financial institutions and holding companies and such other factors as the Independent Appraiser may deem to be important, including, but not limited to, the projected operating results and financial condition of the Holding Company and Savings Association. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall be no more than 15% below such average. The valuation shall be updated during the Conversion and Reorganization as market and financial conditions warrant and as may be required by the OTS.

(ii)	Based upon the independent valuation, the Boards of Directors of the Primary Parties shall fix the Initial Purchase Price and the number of shares of Common Stock to be offered in the Offerings. The purchase price per share for the Common Stock shall be a uniform price determined in accordance with applicable OTS rules and regulations. The Actual Purchase Price and the total number of shares of Common Stock to be issued in the Offerings shall be determined by the Boards of Directors of the Primary Parties upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Primary Parties in connection with such Offerings.

(iii)	Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions before

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completion of the Conversion and Reorganization or to fill the order of the Primary Parties may increase or decrease the total number of shares of Common Stock to be issued in the Offerings to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock in the Offerings are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the Offerings due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan.

(iv)	In the event that Tax-Qualified Employee Stock Benefit Plans are unable to purchase the number of shares subscribed for by such Tax-Qualified Employee Stock Benefit Plans due to an oversubscription for shares of Common Stock pursuant to Section 5 hereof, Tax- Qualified Employee Stock Benefit Plans may (unless the Tax-Qualified Employee Stock Benefit Plans elect to purchase stock subsequent to the Offerings in the open market) purchase from the Holding Company, and the Holding Company may sell to the Tax-Qualified Employee Stock Benefit Plans, such additional shares of Holding Company Common Stock necessary to fill the subscriptions of the Tax-Qualified Employee Stock Benefit Plans, provided that such additional shares may not exceed 8% of the total number of shares of Common Stock sold in the Conversion. The sale of additional shares, if necessary, will occur contemporaneously with the sale of all other Common Stock sold in the Conversion. The sale of these additional shares to Tax-Qualified Employee Stock Benefit Plans by the Holding Company is conditioned upon receipt by the Holding Company of a letter from the Independent Appraiser to the effect that such sale would not have a material effect on the Conversion and Reorganization or the Actual Purchase Price and the approval of the OTS. The ability of the Tax-Qualified Employee Stock Benefit Plans to purchase up to an additional 8% of the total number of shares of Common Stock sold in the Conversion shall not be affected or limited in any manner by the priorities or purchase limitations otherwise set forth in this Plan. Notwithstanding anything to the contrary contained in this Plan, if the final valuation of the Common Stock exceeds the maximum of the Estimated Price Range, up to 8% of the total number of shares of Common Stock sold in the Conversion and Reorganization may be sold to Tax- Qualified Stock Benefit Plans prior to filling any other orders for Common Stock from such shares in excess of the maximum of the Estimated Price Range. However, at the election of the Holding Company, the Tax-Qualified Stock Benefit Plans may, in whole or in part, fill their orders through open market purchases subsequent to the closing of the Offerings.

(v)	Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the Independent

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Appraiser confirms to the Primary Parties and to the OTS, that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock to be issued is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company and the Bank. If such confirmation is not received, the Holding Company may cancel the Offerings, extend the Offerings and establish a new estimated valuation range and/or Estimated Price Range, extend, reopen or hold a new Offering or take such other action as the OTS may permit.

(vi)	If there is a Community Offering, Syndicated Community Offering or Public Offering of Common Stock not subscribed for in the Subscription Offering, the price per share at which the Common Stock is sold in such Community Offering, Syndicated Community Offering or Public Offering shall be equal to the purchase price at which the Common Stock is sold to Persons in the Subscription Offering. Common Stock sold in the Community Offering, Syndicated Community Offering or Public Offering will be subject to the same limitations as Common Stock sold in the Subscription Offering.

5.    SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).

(i)	Each Eligible Account Holder shall receive, as first priority and without payment, Subscription Rights to purchase up to the greater of: (i) $500,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering); (b) one-tenth of 1% of the total offering of shares in the Subscription Offering; or (c) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Section 10 hereof.

(ii)	In the event of an oversubscription for shares of Common Stock pursuant to Section 5(i), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares that will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

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(iii)	Subscription Rights of Eligible Account Holders who are also directors or Officers of the Holding Company or the Savings Association and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.    SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS (SECOND PRIORITY).

      Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Common Stock sold in the Offerings, including any shares of Common Stock to be issued as a result of an increase in the Estimated Price Range after commencement of the Subscription Offering and before completion of the Conversion and Reorganization. The Subscription Rights granted to Tax-Qualified Employee Stock Benefit Plans shall be subject to the availability of shares of Common Stock after taking into account the shares of Common Stock purchased by Eligible Account Holders; provided, however, that if the total number of shares of Common Stock is increased to any amount greater than the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus, the ESOP shall have a priority right to purchase any such additional shares up to an aggregate of 10% of Common Stock sold in the Offerings. Shares of Common Stock purchased by any individual plan participant in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of Subscription Rights granted to such plan participant in his or her individual capacity as an Eligible Account Holder and/or Supplemental Eligible Account Holder and/or purchases by such plan participant in the Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Common Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this Section 6 if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount. Consistent with applicable laws and regulations and policies and practices of the OTS, the Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Savings Association and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Savings Association may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Savings Association to fail to meet any applicable regulatory capital requirement.

      The Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be an Associate or Affiliate of, or Person Acting in Concert with, any Management Person.

7.    SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY).

(i)	In the event that the Eligibility Record Date is more than 15 months before the date of OTS approval of the Plan, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the

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greater of: (a) $500,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering); (b) one-tenth of 1% of the total offering of shares in the Subscription Offering; or (c) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Section 10 hereof and the availability of shares of Common Stock for purchase after taking into account the shares of Common Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections 5 and 6 hereof.

(ii)	In the event of an oversubscription for shares of Common Stock pursuant to Section 7(i), available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation (including the number of shares, if any, allocated in accordance with Section 5(i)) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of their respective Qualifying Deposits bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

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8.    SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).

(i)	Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $500,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) or (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Section 10 hereof and the availability of shares of Common Stock for purchase after taking into account the shares of Common Stock purchased by Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

(ii)	If, pursuant to this Section 8, Other Members subscribe for a number of shares of Common Stock in excess of the total number of shares of Common Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Other Members whose subscriptions remain unsatisfied on a pro rata basis in the same proportion as each such Other Member's subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

9.    COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING, PUBLIC OFFERING AND OTHER OFFERINGS.

(i)	If less than the total number of shares of Common Stock offered by the Holding Company are sold in the Subscription Offering, it is anticipated that all remaining shares of Common Stock shall, if practicable, be sold in a Community Offering. Subject to the requirements set forth herein, the manner in which the Common Stock is sold in the Community Offering shall have as its objective the achievement of the widest possible distribution of such stock.

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(ii)	In the event of a Community Offering, all shares of Common Stock that are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities. Any available shares in excess of those not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference given first to Minority Stockholders and second to natural persons and trusts of natural persons residing in the counties in which the Savings Association has an office, which persons are referred to in this Section 9 as preferred subscribers.

(iii)	A Prospectus and Order Form shall be furnished to such Persons as the Primary Parties may select in connection with the Community Offering, and each order for Common Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each preferred subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such preferred subscriber, if possible. Thereafter, unallocated shares shall be allocated among the preferred subscribers whose accepted orders remain unsatisfied in the same proportion that the unfilled order bears to the total unfilled orders of all preferred subscribers whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued. If there are any shares remaining after all accepted orders by preferred subscribers have been satisfied, such remaining shares shall be allocated to other members of the general public who purchase in the Community Offering, applying the same allocation described above for preferred subscribers.

(iv)	The amount of Common Stock that any Person may purchase in the Community Offering shall not exceed $500,000 of Common Stock; provided, however, that, to the extent applicable, and subject to the preferences set forth in Section 9(ii) and (iii) of this Plan and the limitations on purchases of Common Stock set forth in this Section 9(iv) and Section 10 of this Plan, orders for Common Stock in the Community Offering shall first be filled to a maximum of 2% of the total number of shares of Common Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares shall be issued. The Primary Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

(v)	Subject to such terms, conditions and procedures as may be determined by the

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Primary Parties, all shares of Common Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Common Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Common Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $500,000 of Common Stock; provided, however, that, to the extent applicable, and subject to the limitations on purchases of Common Stock set forth in this Section 9(v) and Section 10 of this Plan, orders for Common Stock in the Syndicated Community Offering shall first be filled to a maximum of 2% of the total number of shares of Common Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares shall be issued. The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

(vi)	The Primary Parties may sell any shares of Common Stock remaining following the Subscription Offering, Community Offering and/or the Syndicated Community Offering in a Public Offering. The provisions of Section 10 hereof shall not be applicable to the sales to underwriters for purposes of the Public Offering but shall be applicable to sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the Primary Parties, subject to any required regulatory approval or consent.

(vii)	If, for any reason, a Syndicated Community Offering or Public Offering of shares of Common Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or if any insignificant residue of shares of Common Stock is not sold in the Subscription Offering, Community Offering or Syndicated Community Offering, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

10.    LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF COMMON STOCK.

The following limitations shall apply to all purchases of Common Stock in the Offerings:

(i)	No Person, by himself or herself, or with an Associate or group of Persons acting

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in concert, may subscribe for or purchase in the Offerings more than $750,000 of the Common Stock offered in the Offerings. For purposes of this paragraph, an Associate of a Person does not include a Tax-Qualified or Non-Tax Qualified Employee Stock Benefit Plan in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity. Moreover, for purposes of this paragraph, shares held by one or more Tax-Qualified or Non-Tax Qualified Employee Stock Benefit Plans attributed to a Person shall not be aggregated with shares purchased directly by or otherwise attributable to that Person.

(ii)	The maximum number of shares of Common Stock that may be purchased in the Conversion and Reorganization by the ESOP shall not exceed 8% and all Tax-Qualified Employee Stock Benefit Plans shall not exceed 10% of the total number of shares of Holding Company Common Stock issued in the Conversion and Reorganization, in each instance, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and before completion of the Offerings; provided, however, that purchases of Common Stock that are made by plan participants pursuant to the exercise of Subscription Rights granted to such plan participant in his or her individual capacity as a Participant or purchases by a plan participant in the Community Offering using the funds thereof held in Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of this Section 10(ii).

(iv)	The number of shares of Common Stock that directors and Officers of the Primary Parties and their Associates may purchase in the aggregate in the Offerings shall not exceed 31% of the total number of shares of Common Stock sold in the Offerings, including any shares that may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and before completion of the Offerings.

(v)	No Person may purchase fewer than 25 shares of Common Stock in the Offerings, to the extent such shares are available; provided, however, that if the Actual Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Actual Purchase Price for such minimum shares will not exceed $500.00.

(vi)	For purposes of the foregoing limitations and the determination of Subscription Rights: (a) directors, Officers and employees of the Primary Parties or their subsidiaries shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such; (b) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in Section 10(iv) or Section 10(v) hereof;

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(c) Exchange Shares shall be valued at the Actual Purchase Price; and (d) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Savings Association qualified under Section 401(k) of the Code, shall be aggregated and included in that individual's purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

(vii)	Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members or Minority Stockholders, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the total offering of shares of Holding Company Common Stock in the Conversion and Reorganization whether before, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering. If an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Common Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. If any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

(viii)	The Board of Directors of the Holding Company may, in its sole discretion, increase the maximum purchase limitation referred to here up to 9.99%, provided that orders for shares exceeding 5% of the shares being offered in the Offerings shall not exceed, in the aggregate, 10% of the shares being offered in the Offerings. Requests to purchase additional shares of Common Stock under this provision will be allocated by the Board of Directors on a pro rata basis giving priority in accordance with the priority rights set forth herein.

(ix)	The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable to monitor and enforce the terms, conditions, limitations and restrictions contained in this Section 10 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Common Stock that they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Depending upon market

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and financial conditions, the Board of Directors of the Holding Company with the approval of the OTS, to the extent applicable, and without further approval of the Members, may increase or decrease any of the above purchase limitations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

(x)	Notwithstanding anything to the contrary contained in this Plan and except as may otherwise be required by the OTS, the Minority Stockholders will not have to sell any Mid-Tier Company Common Stock or be limited in receiving Exchange Shares even if their ownership of Mid-Tier Company Common Stock when converted into Exchange Shares would exceed an applicable purchase limitation; provided, however, that a Minority Stockholder who would exceed an applicable purchase limitation may be precluded from purchasing Common Stock in the Offerings.

(xi)	For purposes of this Section 10, the directors of the Holding Company and the Savings Association shall not be deemed to be Associates or a group Acting in Concert solely as a result of their serving in such capacities.

(xii)	Each Person purchasing Common Stock in the Offerings shall be deemed to confirm that such purchase does not conflict with the above purchase limitations. All questions concerning whether any Persons are Associates or a group Acting in Concert or whether any purchase conflicts with the purchase limitations in this Plan or otherwise violates any provision of this Plan shall be determined by the Holding Company in its sole discretion. Such determination shall be conclusive and binding on all Persons and the Holding Company may take any remedial action, including without limitation rejecting the purchase or referring the matter to the OTS for action, as in its sole discretion the Holding Company may deem appropriate.

11.    TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

(i)	The Offerings shall be conducted in compliance with 12 C.F.R. Part 563g and, to the extent applicable, Form OC of the OTS. The Subscription Offering may be commenced concurrently with or at any time after the mailing of the Member Proxy Statement to Members and the Stockholder Proxy Statement to Minority Stockholders. The Subscription Offering may be closed before the Special Meeting of Members and the Special Meeting of Stockholders, provided that the offer and sale of the Common Stock shall be conditioned upon the approval of the Plan by the Voting Members at the Special Meeting of Members and by Mid-Tier Company's stockholders at the Special Meeting of Stockholders.

(ii)	The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser

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and any financial or advisory or investment banking firm retained by them in connection with the Conversion and Reorganization. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

(iii)	Promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, the Primary Parties shall, distribute or make available the Prospectus, together with Order Forms for the purchase of Common Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 13 hereof.

(iv)	A single Order Form for all Deposit Accounts maintained with the Savings Association by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Savings Association on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a Subscription Right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Common Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

(v)	The Order Form (or accompanying instructions) used for the Subscription Offering will contain, among other things, the following:
(a)	A clear and intelligible explanation of the subscription rights granted under the Plan to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and Other Members;

(b)	A specified expiration date by which the Order Form must be returned to, and actually received by, the Primary Parties or their representative for purposes of exercising subscription rights, which date will be not less than 20 days after the Order Forms are mailed by the Primary Parties;

	(c)	The subscription price to be paid for each share subscribed for when the Order Form is returned;
	(d)	A statement that 25 shares is the minimum number of shares of Common Stock that may be subscribed for under the Plan;

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	(e)	A specifically designated blank space for indicating the number of shares being subscribed for;
	(f)	A set of detailed instructions as to how to complete the Order Form, including a statement as to the available alternative methods of payment for the shares being subscribed for;
	(g)	Specifically designated blank spaces for dating and signing the Order Form;
	(h)	An acknowledgement that the subscriber has received the Prospectus;
(i)	A statement of the consequences of failing to properly complete and return the Order Form, including a statement that the subscription rights will expire on the expiration date specified on the Order Form unless such expiration date is extended by the Primary Parties, and that the subscription rights may be exercised only by delivering the Order Form properly completed and executed, to the Primary Parties or their representative by the expiration date, together with required payment of the subscription price for all shares of Common Stock subscribed for;

(j)	A statement that the subscription rights are non-transferable and that all shares of Common Stock subscribed for upon exercise of subscription rights must be purchased on behalf of the Person exercising the subscription rights of his own account; and

	(k)	A statement that, after receipt by the Primary Parties or their representative, a subscription may not be modified, withdrawn or canceled without the consent of the Primary Parties.
(vi)	The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with full payment (or authorization for full payment by withdrawal) for the shares of Common Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Common Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

(vii)	The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form,

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including, but not limited to, any Order Form that is: (a) improperly completed or executed; (b) not timely received; (c) not accompanied by the proper and full payment (or authorization of withdrawal for full payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price at any time prior to 48 hours before the completion of the Offerings; or (d) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, if Order Forms are not delivered and are returned to the Primary Parties by the United States Postal Service or the Primary Parties are unable to locate the addressee, or are not mailed pursuant to a "no mail" order placed in effect by the account holder, the Subscription Rights of the Person to which such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Common Stock by such date as they may specify. The interpretation by the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

12.    PAYMENT FOR COMMON STOCK.

(i)	Payment for shares of Common Stock subscribed for by Participants in the Subscription Offering and payment for shares of Common Stock ordered by Persons in the Community Offering shall be equal to the Initial Purchase Price multiplied by the number of shares that are being subscribed for or ordered, respectively. Such payment may be made in cash, if delivered in person, or by check, bank draft or money order at the time the Order Form is delivered, provided that checks will only be accepted subject to collection. The Primary Parties may, in their sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of Common Stock for which they subscribe in the Community Offering at any time prior to the 48 hours before the completion of the Conversion and Reorganization. The Primary Parties, in their sole and absolute discretion, may also elect to receive payment for shares of Common Stock by wire transfer. In addition, the Primary Parties may elect to provide Participants and/or other Persons who have a Deposit Account with the Savings Association the opportunity to pay for shares of Common Stock by authorizing the Savings Association to withdraw from such Deposit Account an amount equal to the aggregate Initial Purchase Price of such shares. Payment may also be made by a Participant using funds held for such Participant's benefit by a Savings Association Benefit Plan to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Common Stock. If the Actual Purchase Price is less than the Initial Purchase Price, the Primary Parties shall refund the difference to all Participants and other Persons, unless the Primary Parties choose to provide Participants and other Persons the opportunity on the Order Form to elect to have such difference applied to the purchase of additional whole shares of Common Stock. If

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the Actual Purchase Price is more than the Initial Purchase Price, the Primary Parties shall reduce the number of shares of Common Stock ordered by Participants and other Persons and refund any remaining amount that is attributable to a fractional share interest, unless the Primary Parties chooses to provide Participants and other Persons the opportunity to increase the Actual Purchase Price submitted by them.

(ii)	Notwithstanding the above, if the Tax-Qualified Employee Stock Benefit Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Actual Purchase Price upon consummation of the Offerings, provided that, in the case of the ESOP, there is in force from the time of its subscription until the consummation of the Offerings, a loan commitment to lend to the ESOP, at such time, the aggregate price of the shares for which it subscribed. Consistent with applicable laws and regulations and policies and practices of the OTS, payment for shares of Common Stock subscribed for by Tax-Qualified Employee Stock Benefit Plans may be made with funds contributed by the Holding Company and/or funds obtained pursuant to a loan from an independent third party pursuant to a loan commitment that is in force from the time that any plan submits an Order Form until the closing of the transactions contemplated hereby.

(ii)	If a Participant or other Person authorizes the Savings Association to withdraw the amount of the Initial Purchase Price from his or her Deposit Account, the Savings Association shall have the right to make such withdrawal or to freeze funds equal to the aggregate Initial Purchase Price upon receipt of the Order Form. Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Savings Association may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met. In such case, the remaining balance will earn interest at the regular passbook rate. However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as before such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Common Stock and is entirely within the discretion of the Primary Parties.

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(iv)	The subscription funds will be held by the Savings Association or, in the Savings Association's discretion, in an escrow account at an unaffiliated institution. The Holding Company shall pay interest, at not less than the Savings Association's passbook rate, for all amounts paid in cash, by check, bank draft or money order to purchase shares of Common Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Conversion and Reorganization is completed or terminated.

(v)	The Holding Company will not offer or sell any of the Common Stock proposed to be issued to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Savings Association.

(vi)	Each share of Common Stock shall be non-assessable upon payment in full of the Actual Purchase Price.
13.    ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

         The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Common Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which any of the following apply: (i) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (ii) the granting of Subscription Rights or the offer or sale of shares of Common Stock to such Participants would require any of the Primary Parties or their respective directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Common Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or (iii) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.    VOTING RIGHTS OF STOCKHOLDERS.

         Following consummation of the Conversion and Reorganization, voting rights with respect to the Savings Association shall be held and exercised exclusively by the Holding Company as holder of all of the Savings Association's outstanding voting capital stock, voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company's voting capital stock.

15.    LIQUIDATION ACCOUNT.

(i)	At the time of the MHC Merger, the Savings Association shall establish a liquidation account in an amount equal to the greater of: (a) the retained earnings of the Savings Association as of the latest statement of financial condition

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contained in the final offering circular utilized in connection with the Savings Association's initial mutual holding company reorganization and minority stock offering, or (b) the percentage of the outstanding shares of Mid-Tier Company Common Stock owned by the MHC before the Bank Merger, multiplied by the Mid-Tier Company's total stockholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Savings Association who maintain such accounts in the Savings Association following the Conversion and Reorganization in the unlikely event of a liquidation of the Savings Association subsequent to the Conversion and Reorganization.

(ii)	The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Savings Association after the Conversion and Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section 15 as the "subaccount balance." All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in Section 15(iv) hereof.

(iii)	In the event of a complete liquidation of the Savings Association subsequent to the Conversion and Reorganization (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Savings Association. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Savings Association is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the liquidation account shall be assumed by the surviving entity.

(iv)	The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

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(v)	If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any March 31 annual closing date, commencing on or after the effective date of the Conversion and Reorganization, is less than the lesser of: (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates; or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, if any, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Savings Association.

(vi)	Subsequent to the Conversion and Reorganization, the Savings Association may not pay cash dividends generally on deposit accounts and/or capital stock of the Savings Association, or repurchase any of the capital stock of the Savings Association, if such dividend or repurchase would reduce the Savings Association's regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Savings Association.

(vii)	For purposes of this Section 15, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.
16.    TRANSFER OF DEPOSIT ACCOUNTS.

         Each Deposit Account in the Savings Association at the time of the consummation of the Conversion and Reorganization shall become, without further action by the holder, a Deposit Account in the Savings Association equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Common Stock), and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Savings Association immediately preceding consummation of the Conversion and Reorganization. Holders of Deposit Accounts in the Savings Association shall not, as such holders, have any voting rights.

17.    SECURITIES REGISTRATION, MARKET MAKER, AND STOCK LISTING.

         In connection with the Conversion and Reorganization, the Holding Company shall register the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as

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amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to encourage and assist a market maker to establish and maintain a market for the Common Stock and to list the Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the Nasdaq Stock Market.

18.    COMPLETION OF THE STOCK OFFERING.

         The Offerings will be terminated if not completed within 90 days of the date of approval of the Plan by the OTS, unless the extension is approved by the OTS.

19.    DIRECTORS AND OFFICERS OF THE SAVINGS ASSOCIATION.

         Each person serving as a director or Officer of the Savings Association at the time of the adoption of the Plan of Conversion and Reorganization shall continue to serve as a director or Officer of the Savings Association for the balance of the term for which the person was elected before the adoption of the Plan of Conversion and Reorganization, and until a successor is elected and qualified. Each person serving as a director or Officer of the Mid-Tier Company at the time of the adoption of the Plan of Conversion and Reorganization shall serve as a director or Officer of the Holding Company for the balance of the term for which the person was elected before the adoption of the Plan of Conversion and Reorganization, and until a successor is elected and qualified. The number, names, business, addresses and terms of the directors of the Holding Company and the Savings Association are set forth in the Agreements and Plans of Merger included as Exhibits A, B and C hereto.

20.    REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION AND REORGANIZATION.

         For a period of three years following the Conversion and Reorganization, the directors and Officers of the Holding Company and the Savings Association and their Associates may not purchase Common Stock, without the prior written approval of the OTS, except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to: (i) a negotiated transaction involving more than 1% of the outstanding Common Stock; and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of stockholder approval of such plan) even if such Common Stock may be attributable to individual Officers or directors and their Associates. The foregoing restriction on purchases of Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

21.    RESTRICTIONS ON TRANSFER OF STOCK.

         All shares of Common Stock that are purchased by Persons other than directors and Officers of the Holding Company or the Savings Association shall be transferable without restriction. Shares of Common Stock purchased by directors and Officers of the Holding Company or the Savings Association and their Associates on original issue from the Holding

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Company (by subscription or otherwise) pursuant to the Offerings shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser. The shares of Common Stock issued by the Holding Company in the Offerings to such directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:
"The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 575 of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate."
         In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock. The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

22.    TAX RULINGS OR OPINIONS.

         Consummation of the Conversion and Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion and Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

23.    RESTRICTIONS ON ACQUISITION OF STOCK OF HOLDING COMPANY.

         The Articles of Incorporation of the Holding Company shall contain a provision stipulating that, for five years after the effective date of the Conversion and Reorganization, no Person, group of Persons acting in Concert and any Associates thereof may offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of the Holding Company or vote any shares of equity securities of the Holding Company held in excess

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of that 10% ownership limit; provided, however, that this restriction shall not apply to: (i) acquisitions of up to 25% by a Tax-Qualified Employee Stock Benefit Plan; (ii) purchases by underwriters in a public offering by the Holding Company; or (iii) a proposal to acquire or the acquisition of more than 10% of the Holding Company that is approved by two-thirds of the directors of the Holding Company prior to that proposal or acquisition.

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24.    STOCK COMPENSATION PLANS.

(i)	By participating in the Conversion and Reorganization, the Holding Company shall have approved adoption of the Citizens Community Federal's Employee Stock Ownership Plan, the Citizens Community Bancorp 2004 Stock Option and Incentive Plan and Citizens Community Bancorp 2004 Recognition and Retention Plan as plans of the Holding Company and shall have agreed to issue Holding Company Common Stock in lieu of Mid-Tier Company Common Stock pursuant to the terms of each such plan. As of the effective date of the Conversion and Reorganization, shares outstanding or available under these plans shall be exchanged for shares of Holding Company Stock equal to the number of shares of Mid-Tier Company Stock outstanding or available under these plans immediately prior to the effective date multiplied by the Exchange Ratio. As of the effective date of the Conversion and Reorganization, rights outstanding under these plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock equal to the number of shares of Mid-Tier Company Common Stock that were available thereunder immediately prior to the effective date multiplied by the Exchange Ratio, and the price of each such right shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the rights is unaffected, but with no change in any other term or condition of such right. The Holding Company shall make appropriate amendments to these plans to reflect the adoption of the plans by the Holding Company without adverse effect upon the rights outstanding thereunder.
(ii)	The Holding Company and the Savings Association are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion and Reorganization, including without limitation an employee stock ownership plan.

(iii)	The Holding Company and the Savings Association also are authorized to adopt new stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no stock options shall be granted, and no shares of Common Stock shall be purchased, pursuant to any of such plans before the receipt of stockholder approval of such plans at either an annual or special meeting of stockholders of the Holding Company held no earlier than six months following the Conversion and Reorganization.

(iv)	Existing, as well as any newly-created, Tax-Qualified Employee Stock Benefit Plans may purchase shares of Common Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

(v)	The Holding Company and the Savings Association are authorized to enter into employment or severance agreements with their Officers. By participating in the Conversion and Reorganization, the Holding Company shall have approved adoption of any existing employment or severance agreements of Mid-Tier Company with its Officers.

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25.    DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

(i)	Following consummation of the Conversion and Reorganization, any repurchases of shares of capital stock by the Holding Company will be made in accordance with then applicable laws and regulations.
(ii)	The Savings Association may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Savings Association to be reduced below the amount required for the liquidation account. Any dividend declared or paid on, or repurchase of, the Savings Association's capital stock also shall be in compliance with Section 563.140 to .146 of the Rules and Regulations of the OTS, or any successor thereto.

26.    EXPENSES, ADVISORS AND FEES TO BROKERS.

         The Primary Parties shall use their best efforts to assure that expenses incurred by them in connection with the Conversion and Reorganization shall be reasonable. The Primary Parties may retain and pay for legal, financial, investment banking and other advisors to assist in connection with the Conversion and Reorganization. The Primary Parties may elect to offer to pay fees on a per share basis to securities brokers who assist purchasers of Common Stock in the Offerings.

27.    EFFECTIVE DATE.

         The effective date of the Conversion and Reorganization shall be the date on which Articles of Combination for the Mid-Tier Merger, the MHC Merger and the Holding Company Merger are filed with the OTS and effective. The Articles of Combination shall be filed after all requisite regulatory, stockholder and depositor approvals have been of obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Common Stock have been received in the Offerings. The closing of the sale of all shares of Common Stock sold in the Offerings shall occur simultaneously on the effective date and shall be conditioned upon the prior receipt of all requisite regulatory and other approvals.

28.    AMENDMENT OR TERMINATION OF THE PLAN.

         If deemed necessary or desirable by the Board of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time before the solicitation of proxies from Members and Mid-Tier Company's stockholders to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and Citizen Community Bancorp's stockholders with the concurrence of the OTS shall not necessitate further approval by the Members and Citizen Community Bancorp's stockholders, unless otherwise required by the OTS.

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This Plan shall terminate if the sale of all shares of Common Stock is not completed within 24 months from the earlier of the date of the Special Meeting of Stockholders and the Special Meeting of Members. Before the earlier of the Special Meeting of Stockholders and the Special Meeting of Members, this Plan may be terminated by the Boards of Directors of the Primary Parties without approval of the OTS. After the Special Meeting, the Board of Directors may terminate this Plan only with the concurrence of the OTS.

29.    INTERPRETATION OF THE PLAN.

         All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS.

30.    EXHIBITS
A	Agreement and Plan of Merger by and among Citizens Community Bancorp, Citizens Community Federal and CCBC Interim One Savings Bank.
B	Agreement and Plan of Merger by and among Citizens Community MHC, Citizens Community Federal and CCBC Interim Two Savings Bank.
C	Agreement and Plan of Merger by and among Citizens Community Federal, Citizens Community Bancorp, Inc. and CCBC Interim Three Savings Bank.
D	Articles of Incorporation of Citizens Community Bancorp, Inc.
E	Bylaws of Citizens Community Bancorp, Inc.

Exhibit A

Exhibit A

Agreement and Plan of Merger
by and among Citizens Community Bancorp,
Citizens Community Federal and
CCBC Interim One Savings Bank

This Agreement and Plan of Merger, dated as of ______________________, 2006, is made by and between Citizens Community Bancorp, a federal corporation (the " Company"), Citizens Community Federal, a federal savings bank (the "Savings Association" or the "Surviving Corporation"), and CCBC Interim One Savings Bank, an interim federal savings bank ("Interim One") (collectively, the "Constituent Corporations").

WITNESSETH:

WHEREAS, Citizens Community MHC, a federal mutual holding company (the "MHC"), the Savings Association and the Mid-Tier Company have adopted a Plan of Conversion and Reorganization (the "Plan") pursuant to which: (i) the Mid-Tier Company will convert to an interim federal savings bank and simultaneously merge with and into the Savings Association, with the Savings Association as the surviving entity (the "Mid-Tier Merger"); (ii) the MHC will convert to a interim federal stock savings bank and simultaneously merge with and into the Savings Association, with the Savings Association as the surviving entity (the "MHC Merger"); (iii) the Savings Association and a newly formed interim federal savings bank will merge (the "Holding Company Merger"), pursuant to which the Savings Association will become a wholly owned subsidiary of Citizens Community Bancorp, Inc., a newly formed stock corporation (the "Holding Company"); and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan (collectively, the "Conversion and Reorganization"); and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Mid-Tier Merger.

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

1.    EFFECTIVE DATE. The Mid-Tier Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Mid-Tier Merger by the Secretary of the Office of Thrift Supervision (the "OTS") pursuant to 12 C.F.R. § 552.13(k), or any successor thereto (the "Effective Date").

2.    THE MID-TIER MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization and the expiration of all applicable waiting periods, the Mid-Tier Company shall convert to a interim federal savings bank and simultaneously merge with and into the Savings Association, which shall be the Surviving Corporation. Upon consummation of the Mid-Tier Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall

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have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation, if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mid-Tier Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mid-Tier Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Mid-Tier Merger had not occurred.

3.    COMMON STOCK OF THE SURVIVING CORPORATION; CANCELLATION AND TREATMENT OF MID-TIER COMPANY COMMON STOCK.

      (a)       On the Effective Date, each share of common stock, $0.01 par value per share, of the Savings Association issued and outstanding immediately before the Effective Date and held by the Mid-Tier Company, by virtue of the Mid-Tier Merger, shall be the common stock of the Surviving Corporation and be held by the MHC.

      (b)       At or after the Effective Date and before the Holding Company Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of the Mid-Tier Company common stock held by the MHC shall be canceled, and all other such certificate or certificates, held by the Minority Stockholders shall be converted into and be exchanged for shares of common stock of the Holding Company, as provided for in the Holding Company Merger.

4.    RIGHTS OF DISSENT AND APPRAISAL. Holders of Mid-Tier Company common stock shall have dissenter or appraisal rights in connection with the Mid-Tier Merger and the Holding Company Merger to the extent required by 12 C.F.R. § 552.14, or any successor thereto.

5.    NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Citizens Community Federal."

6.    DEPOSITS. All deposit accounts of the Savings Association shall become the deposit accounts of the Surviving Corporation without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal values, and the Surviving Corporation will continue to issue deposit accounts on the same basis as immediately prior to Effective Date.

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7.    DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term that expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires
Richard McHugh	2008
Thomas C. Kempen	2008
James G. Cooley	2007
Brian R. Schilling	2009
Adonis E. Talmage	2007
David B. Westrate	2009
Brian P. Ashley	2009

The address of each director is 2174 EastRidge Center, Eau Claire, Wisconsin 54701.

8.    OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Association immediately before the Effective Date shall be the officers of the Surviving Corporation. The officers of the Mid-Tier Company shall become the officers of the Holding Company, and by participating in the Conversion and Reorganization, the Holding Company shall have approved adoption of any employment or severance agreements between those officers and the Mid-Tier Company.

9.    STOCK BENEFIT PLANS. By virtue of the Plan, the Mid-Tier Merger and the Holding Company Merger, participating in the Conversion and Reorganization, the Holding Company shall have approved adoption of the Citizens Community Federal's Employee Stock Ownership Plan, the Citizens Community Bancorp 2004 Stock Option and Incentive Plan and Citizens Community Bancorp 2004 Recognition and Retention Plan as plans of the Holding Company and shall have agreed to issue Holding Company Common Stock in lieu of the Mid-Tier Company Common Stock pursuant to the terms of each such plan. As of the effective date of the Conversion and Reorganization, rights outstanding under these plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of common stock of the Holding Company, with each such right being for a number of shares of common stock of the Holding Company equal to the number of shares of Mid-Tier Company Common Stock that were available thereunder immediately prior to the effective date times the Exchange Ratio, as defined in the Plan, and the price of each such right shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the right is unaffected, but with no change in any other term or condition of such right. The Holding Company shall make appropriate amendments to these plans to reflect the adoption of the plans by the Holding Company without adverse effect upon the rights outstanding thereunder.

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10.    OFFICES. Upon the Effective Date, all offices of the Savings Association shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 2174 EastRidge Center, Eau Claire, Wisconsin 54701.

11.    CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Savings Association as in effect immediately before the Effective Date shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and the Plan of Conversion and Reorganization. On and after the Effective Date, the Bylaws of the Savings Association as in effect immediately before the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

12.    STOCKHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Mid-Tier Company common stock and of the Members of the MHC as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Mid-Tier Company and the MHC, respectively. The approval of the Mid-Tier Company, as the sole stockholder of the Savings Association, shall be required to approve the Mid-Tier Merger, of which this Agreement and Plan of Merger is a part, on behalf of the Savings Association. The approval of the MHC, as the sole stockholder of the Mid-Tier Company, shall be required to approve the Mid-Tier Merger, of which this Agreement and Plan of Merger is a part, on behalf of the Mid-Tier Company.

13.    DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

14.    ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either the Holding Company or the Savings Association at any time before the Effective Date in the manner set forth in the Plan of Conversion and Reorganization.

15.    AMENDMENTS. This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion and Reorganization by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

16.    SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

17.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent superseded by the laws of the United States.

IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

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Attest:		CITIZENS COMMUNITY BANCORP
Adonis E. Talmage Corporate Secretary	By:	James G. Cooley President and Chief Executive Officer
Attest:		CITIZENS COMMUNITY FEDERAL
Adonis E. Talmage Corporate Secretary	By:	James G. Cooley President and Chief Executive Officer
Attest:		CCBC INTERIM ONE SAVINGS BANK
Adonis E. Talmage Corporate Secretary	By:	James G. Cooley President and Chief Executive Officer

Exhibit B

Exhibit B

Agreement and Plan of Merger
by and among Citizens Community MHC,
Citizens Community Federal and
CCBC Interim Two Savings Bank

This Agreement and Plan of Merger, dated as of ________________________, 2006, is made by and between Citizens Community MHC (the "MHC"), a federal mutual holding company, Citizens Community Federal (the "Savings Association" or the "Surviving Corporation"), a federal chartered savings association and CCBC Interim Two Savings Bank, an interim federal savings bank ("Interim Two") (collectively, the "Constituent Corporations").

WITNESSETH:

WHEREAS, the MHC, the Savings Association and Citizens Community Bancorp, a federal corporation (the "Mid-Tier Company"), have adopted a Plan of Conversion and Reorganization (the "Plan") pursuant to which: (i) the Mid-Tier Company will convert to an interim federal savings bank and simultaneously merge with and into the Savings Association, with the Savings Association as the surviving entity (the "Mid-Tier Merger"); (ii) the MHC will convert to a interim federal stock savings bank and simultaneously merge with and into the Savings Association, with the Savings Association as the surviving entity (the "MHC Merger"); (iii) the Savings Association and a newly formed interim federal savings bank will merge (the "Holding Company Merger"), pursuant to which the Savings Association will become a wholly owned subsidiary of a newly formed stock corporation (the "Holding Company"); and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan (collectively, the "Conversion and Reorganization"); and

WHEREAS, the MHC Merger will be effected after the Mid-Tier Merger; and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the MHC Merger.

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

1.    EFFECTIVE DATE. The MHC Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the MHC Merger by the Secretary of the Office of Thrift Supervision (the "OTS") pursuant to 12 C.F.R. § 552.13(k), or any successor thereto (the "Effective Date").

2.    THE MHC MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization and the expiration of all applicable waiting periods, the MHC shall convert from the mutual form to a interim federal stock savings bank and simultaneously merge with and into the Savings Association, which shall be the Surviving Corporation. Upon consummation of the MHC Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be

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deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation, if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the MHC Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the MHC Merger had not occurred.

3.    COMMON STOCK OF THE SURVIVING CORPORATION; CANCELLATION OF MEMBERS' INTERESTS IN THE MHC; ESTABLISHMENT OF LIQUIDATION ACCOUNT.

      (a)       On the Effective Date, each share of common stock, $0.01 par value per share, of the Savings Association issued and outstanding immediately before the Effective Date and held by the MHC, by virtue of the MHC, shall be the common stock of the Surviving Corporation and be held by the Holding Company, as provided for in the Holding Company Merger.

      (b)       On the Effective Date, the interests in the MHC of any person, firm or entity who or which qualified as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the United States before the MHC's conversion from mutual to stock form in Conversion and Reorganization ("Members") shall, by virtue of the MHC Merger, and without any action on the part of any Member, be canceled.

      (c)       On the Effective Date, the Savings Association shall establish a liquidation account on behalf of each Member as provided for in the Plan.

4.    RIGHTS OF DISSENT AND APPRAISAL ABSENT. Holders of Mid-Tier Company common stock shall not have any dissenter or appraisal rights in connection with the MHC Merger.

5.    NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Citizens Community Federal." 6. DEPOSITS. All deposit accounts of the Savings Association shall become the deposit accounts of the Surviving Corporation without change in their respective terms, interest rates, maturities, minimum required balances or withdrawal values, and the Surviving Corporation will continue to issue deposit accounts on the same basis as immediately prior to Effective Date.

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7.    DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires
Richard McHugh	2008
Thomas C. Kempen	2008
James G. Cooley	2007
Brian R. Schilling	2009
Adonis E. Talmage	2007
David B. Westrate	2009
Brian P. Ashley	2009

The address of each director is 2174 EastRidge Center, Eau Claire, Wisconsin 54701.

8.    OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Association immediately before the Effective Date shall be the officers of the Surviving Corporation.

9.    OFFICES. Upon the Effective Date, all offices of the Savings Association shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 2174 EastRidge Center, Eau Claire, Wisconsin 54701.

10.    CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Savings Association as in effect immediately before the Effective Date shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and the Plan of Conversion and Reorganization. On and after the Effective Date, the Bylaws of the Savings Association as in effect immediately before the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

11.    STOCKHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Mid-Tier Company common stock and of the Members as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Mid-Tier Company and the MHC, respectively. The approval of the Mid-Tier Company, as the sole stockholder of the Savings Association before the Mid-Tier Merger, and the MHC, as the sole stockholder of the Savings Association after the Mid-Tier Merger, shall be required to approve the Mid-Tier Merger, on behalf of the Savings Association.

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12.    DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

13.    ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either the MHC or the Savings Association at any time before the Effective Date in the manner set forth in the Plan of Conversion and Reorganization.

14.    AMENDMENTS. This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion and Reorganization by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

15.    SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

16.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent superseded by the laws of the United States.

IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:		CITIZENS COMMUNITY BANCORP
Adonis E. Talmage Corporate Secretary	By:	James G. Cooley President and Chief Executive Officer
Attest:		CITIZENS COMMUNITY FEDERAL
Adonis E. Talmage Corporate Secretary	By:	James G. Cooley President and Chief Executive Officer
Attest:		CCBC INTERIM TWO SAVINGS BANK
Adonis E. Talmage Corporate Secretary	By:	James G. Cooley President and Chief Executive Officer

Exhibit C

Exhibit C

Agreement and Plan of Merger
by and among Citizens Community Federal,
Citizens Community Bancorp, Inc., and
CCBC Interim Three Savings Bank

This Agreement and Plan of Merger, dated as of ________________________, 2006, is made by and among Citizens Community Federal (the "Savings Association" or the "Surviving Corporation"), a federal savings bank; Citizens Community Bancorp, Inc., a Maryland corporation (the "Holding Company"), and CCBC Interim Three Savings Bank ("Interim Three"), an interim federal savings bank (collectively, the "Constituent Corporations").

WITNESSETH:

WHEREAS, the MHC, the Savings Association and Citizens Community Bancorp, a federal corporation (the "Mid-Tier Company"), have adopted a Plan of Conversion and Reorganization (the "Plan") pursuant to which: (i) the Mid-Tier Company will convert to an interim federal savings bank and simultaneously merge with and into the Savings Association, with the Savings Association as the surviving entity (the "Mid-Tier Merger"); (ii) the MHC will convert to a interim federal stock savings bank and simultaneously merge with and into the Savings Association, with the Savings Association as the surviving entity (the "MHC Merger"); (iii) the Savings Association and a newly formed interim federal savings bank will merge (the "Holding Company Merger"), pursuant to which the Savings Association will become a wholly owned subsidiary of a newly formed stock corporation (the "Holding Company"); and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan (collectively, the "Conversion and Reorganization"); and

WHEREAS, the Savings Association will reorganize into the stock holding company structure by causing the Holding Company to become the sole stockholder of Interim Three and then merging Interim Three with and into the Savings Association in the "Holding Company Merger"; and

WHEREAS, the Holding Company is being organized by the officers of the Savings Association as a Maryland Corporation to effect the Conversion and Reorganization; and

WHEREAS, Interim Three is being organized by the officers of the Savings Association as an interim federal savings bank with the Holding Company as its sole stockholder to effect the Holding Company Merger; and

WHEREAS, the Holding Company Merger will be effected after the Mid-Tier Merger and MHC Merger; and

WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Holding Company Merger.

NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

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1.    EFFECTIVE DATE. The Holding Company Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Holding Company Merger by the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. § 552.13(k), or any successor thereto (the "Effective Date").

2.    THE MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and the Reorganization, as defined in the Plan, and the expiration of all applicable waiting periods, Interim Three shall merge with and into the Savings Association, with the Savings Association as the Surviving Corporation. Upon consummation of the Holding Company Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations and duties of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Savings Association, if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding of which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Holding Company Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Holding Company Merger had not occurred.

3.    CONVERSION OF MID-TIER COMPANY COMMON STOCK INTO HOLDING COMPANY COMMON STOCK; COMMON STOCK OF THE SURVIVING CORPORATION.

(a)	On the Effective Date:
(i)	each share of Mid-Tier Company common stock issued and outstanding immediately before the effective date of the Mid-Tier Merger, excluding the shares held by the MHC and canceled in that merger, shall be converted, by virtue of the Holding Company Merger and without any action on the part of the holder thereof, into the right to receive Holding Company common stock based on the Exchange Ratio provided for in the Plan, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with Section 3(c) hereof;

(ii)	100% of the shares of common stock, par value $0.01 per share, of Savings Association issued and outstanding immediately before the Effective Date, by virtue of the Holding Company Merger and without any

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action on the part of the holder thereof, shall be the common stock of the Surviving Corporation and be held by the Holding Company; and
(iii)	each share of Holding Company common stock issued and outstanding immediately before the Effective Date, if any, shall, by virtue of the Holding Company Merger and without any action on the part of the holder thereof, be canceled.

(b)	In accordance with the Plan and this Section 3, the Holding Company agrees (i) to issue shares of Holding Company common stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Holding Company common stock upon the effectiveness of the Holding Company Merger.

(c)	Notwithstanding any other provision hereof, no fractional shares of Holding Company common stock shall be issued to holders of Mid-Tier Company common stock. In lieu thereof, the holder of shares of Mid-Tier Company common stock entitled to a fraction of a share of Holding Company common stock shall, at the time of surrender of the certificate or certificates representing such holder shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company common stock by the Actual Purchase Price, as defined in the Plan. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

4.    EXCHANGE OF SHARES.

(a)	At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Company common stock, upon surrender of the same to an agent, duly appointed by the Holding Company (the "Exchange Agent"), shall be entitled to receive in exchange therefor certificate(s) representing the number of full shares of Holding Company common stock for which the shares of Mid-Tier Company common stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate that immediately before the Effective Date evidenced shares of Mid-Tier Company common stock, and that is to be exchanged for Holding Company common stock as provided in Section 3(a) hereof, a form of letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent advising such holder of the terms of the exchange effected by the Conversion and Reorganization and of the procedure for surrendering to the Exchange Agent such certificate in exchange for certificate or certificates evidencing Holding Company common stock.

(b)	No holder of a certificate theretofore representing shares of Mid-Tier Company common stock shall be entitled to receive any dividends in respect of the Holding Company common stock into which such shares shall have been converted by virtue of the Conversion and Reorganization until the certificate representing such shares of Mid-Tier Company common stock is surrendered in exchange for certificates representing shares of Holding Company common stock. If dividends are declared and paid by the Holding Company in respect of Holding Company common stock after the Effective Date but before surrender of certificates representing shares of Mid-Tier Company common stock, dividends payable in respect of shares of Holding Company common stock not then issued shall accrue (without interest). Any such

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dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Mid-Tier Company common stock. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing shares of Mid-Tier Company common stock as evidencing ownership of the number of full shares of Holding Company common stock into which the shares of Mid-Tier Company common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

(c)	The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company common stock to which a holder of Mid-Tier Company common stock would otherwise be entitled as a result of the Holding Company Merger until such holder surrenders the certificate or certificates representing the shares of Mid-Tier Company common stock for exchange as provided in this Section 4, or, in default thereof, an appropriate affidavit of loss and indemnification agreement and/or an indemnity bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company common stock is to be issued in a name other than that in which the certificate evidencing Mid-Tier Company common stock surrendered in exchanged therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d)	If, between the date hereof and the Effective Date, the shares of Mid-Tier Company common stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio specified in Section 3(a) hereof shall be adjusted accordingly.

5.    RIGHTS OF DISSENT AND APPRAISAL. Holders of Mid-Tier Company common stock shall have dissenter or appraisal rights in connection with the Holding Company Merger and the Mid-Tier Merger to the extent required by 12 C.F.R. § 552.14, or any successor thereto.

6.    NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Citizens Community Federal."

7.    DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

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Name	Term Expires
Richard McHugh	2008
Thomas C. Kempen	2008
James G. Cooley	2007
Brian R. Schilling	2009
Adonis E. Talmage	2007
David B. Westrate	2009
Brian P. Ashley	2009

The address of each director is 2174 EastRidge Center, Eau Claire, Wisconsin 54701.

8.    OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Savings Association immediately before the Effective Date shall be the officers of the Surviving Corporation. As of the Effective Date, the Holding Company adopts any employment or severance agreements between those officers and the Mid-Tier Company officers as agreements between those officers and the Holding Company.

9.    OFFICES. Upon the Effective Date, all offices of the Savings Association shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 2174 EastRidge Center, Eau Claire, Wisconsin.

10.    CHARTER AND BYLAWS. On and after the Effective Date, the Charter and Bylaws of the Savings Association as in effect immediately before the Effective Date shall be the Charter and Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

11.    SAVINGS ACCOUNTS. Upon the Effective Date, any savings accounts of Interim Three, without reissue, shall be and become savings accounts of the Surviving Corporation without change in their respective terms, including, without limitation, maturity minimum required balances or withdrawal value.

12.    STOCK COMPENSATION PLANS. By virtue of the Plan, the Mid-Tier Merger and the Holding Company Merger, the Holding Company shall have approved adoption of the Citizens Community Bancorp 2004 Stock-Option and Incentive Plan and the Citizens Community Bancorp 2004 Recognition and Retention Plan as plans of the Holding Company and shall have agreed to issue Holding Company common stock in lieu of Mid-Tier Company common stock pursuant to the terms of such plan. As of the effective date of the Conversion and Reorganization, rights outstanding under the plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company common stock, with each such right being for a number of shares of Holding Company common stock equal to the number of shares of Mid-Tier Company common stock that were available thereunder immediately before the effective date multiplied by the Exchange Ratio, as defined in the Plan, and the price of each such right shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the right is unaffected, but with no change in any other term or condition of such right. The Holding Company shall make appropriate amendments to the plans to reflect the adoption of the plans by the Holding Company without adverse effect upon the rights outstanding thereunder.

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13.    STOCKHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Mid-Tier Company common stock and of the Members as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Mid-Tier Company and the MHC, respectively. The approval of the Mid-Tier Company, as the sole stockholder of the Savings Association before the Mid-Tier Merger, and the MHC, as the sole stockholder of the Savings Association after the Mid-Tier Merger, shall be required to approve the Mid-Tier Merger, on behalf of the Savings Association.

14.    DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

15.    REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Sections 1, 13 and 14 hereof and in the Plan of Conversion and Reorganization, the obligations of the parties hereto to consummate the Holding Company Merger shall be subject to the Holding Company common stock to be issued hereunder in exchange for Mid-Tier Company common stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

16.    ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either the Constituent Corporations at any time before the Effective Date in the manner set forth in the Plan of Conversion and Reorganization.

17.    AMENDMENTS. This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion and Reorganization by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

18.    SUCCESSORS. This Agreement and Plan of Merger shall be binding on the successors of the parties hereto.

19.    GOVERNING LAW. This Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Wisconsin, except to the extent superseded by the laws of the United States.

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IN WITNESS WHEREOF, the Constituent Corporations hereto have caused this Plan of Merger to be duly executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

Attest:		CITIZENS COMMUNITY BANCORP
Adonis E. Talmage Corporate Secretary	By:	James G. Cooley President and Chief Executive Officer
Attest:		CITIZENS COMMUNITY FEDERAL
Adonis E. Talmage Corporate Secretary	By:	James G. Cooley President and Chief Executive Officer
Attest:		CCBC INTERIM THREE SAVINGS BANK
Adonis E. Talmage Corporate Secretary	By:	James G. Cooley President and Chief Executive Officer

Exhibit D

Exhibit D

ARTICLES OF INCORPORATION

OF

CITIZENS COMMUNITY BANCORP, INC.

            The undersigned, James G. Cooley, whose address is 2174 EastRidge Center, Eau Claire, Wisconsin 54701, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland, having the following Articles:

ARTICLE 1. Name. The name of the corporation is Citizens Community Bancorp, Inc. (the "Corporation").

ARTICLE 2. Principal Office. The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

ARTICLE 3. Purpose. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE 4. Resident Agent. The name and address of the registered agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

ARTICLE 5.

            A.             Capital Stock.The total number of shares of capital stock of all classes which the Corporation has authority to issue is twenty-one million (21,000,000) shares, consisting of:

                        1.            One million (1,000,000) shares of preferred stock, par value one cent ($.01) per share (the "Preferred Stock"); and

                        2.            Twenty million (20,000,000) shares of common stock, par value one cent ($.01) per share (the "Common Stock").

                        The aggregate par value of all the authorized shares of capital stock is two hundred ten thousand dollars ($210,000). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefore, which funds shall include, without limitation, the Corporation's unreserved and unrestricted capital surplus.

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            B. Common Stock. Except as provided under the terms of any series of Preferred Stock and as limited by Section D of this Article 5, the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any series of Preferred Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after payment or provision for payment of all debts and liabilities of the Corporation and payment or provision for payment of any amounts owed to the holders of any series of Preferred Stock having preference over the Common Stock on distributions on liquidation, dissolution or winding up of the Corporation.

            C. Preferred Stock. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the terms of such Preferred Stock.

            D. Restrictions on Voting Rights of the Corporation's Equity Securities.

                        1.            Notwithstanding any other provision of the Charter, to the contrary, for a period of five years from the completion of the conversion of Citizens Community MHC from Mutual to stock form, in no event shall any record owner of any outstanding Common Stock that is Beneficially Owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, Beneficially Owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes that may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock Beneficially Owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes that a single record owner of all Common Stock owned by such person would be entitled to cast after giving effect to the provisions hereof, multiplied by a fraction, the numerator of which is the number of shares of such class or series Beneficially Owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock Beneficially Owned by such person owning shares in excess of the Limit. Furthermore, for a period of five years from the completion of the conversion of Citizens Community MHC from mutual to stock form, no person shall directly or indirectly Offer to acquire or acquire the Beneficial Ownership of more than 10% of any class of any equity security of the Corporation.

                        2.            The provisions of the foregoing Section D.2 of this Article 5 shall not apply to :

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                                    (a)            the acquisition of more than 10% of any class of equity security by any tax-qualified defined benefit plan or defined contribution plan of the Corporation or its subsidiaries;

                                    (b)            the purchase of shares by underwriters in connection with a public offering; or

                                    (c)            the Offer to acquire or the acquisition of more than 10% of any class of equity security of the Corporation, if such Offer to acquire or acquisition has been approved by two-thirds of those members of the Board of Directors who were directors prior to the Offer to acquire or acquisition being made.

                        3.            The following definitions shall apply to this Section D of this Article 5:

                                    (a)            An "Affiliate" of a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                                    (b)            "Beneficial Ownership" (including "Beneficially Owned or Owns") shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on December 31, 2005; provided, however, that a person shall, in any event, also be deemed to Beneficially Own any Common Stock:

                                                (1)            which such Person or any of its Affiliates Beneficially Owns, directly or indirectly; or

                                                (2)      which such Person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to beneficially own any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction that is described in any one or more of the clauses of Section A of Article 9 hereof) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to Beneficially Own any voting shares solely by reason of a revocable proxy granted for a particular meeting of

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stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the Beneficial Owner); or

                                                (3)      which are Beneficially Owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation;

and provided further, however, that (i) no director or officer of the Corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to Beneficially Own any Common Stock Beneficially Owned by any other such director or officer (or any Affiliate thereof), and (ii) neither any employee stock ownership or similar plan of the Corporation or any subsidiary of the Corporation nor any trustee with respect thereto (or any Affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to Beneficially Own any Common Stock held under any such plan. For purposes of computing the percentage Beneficial Ownership of Common Stock of a Person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock that may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

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                                    (c)       "Offer" shall mean every written offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value; provided, however, that the term "Offer" shall not include (i) inquiries directed solely to the management of the Corporation and not intended to be communicated to stockholders that are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price; or (ii) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price.

                                    (d)       A "Person" shall mean any individual, firm, corporation, or other entity.

                                    (e)      The Board of Directors shall have the power to construe and apply the provisions of this Section D and to make all determinations necessary or desirable to implement such provisions, including, but not limited to, matters with respect to: (i) the number of shares of Common Stock Beneficially Owned by any Person; (ii) whether a Person is an Affiliate of another; (iii) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of Beneficial Ownership; (iv) the application of any other definition or operative provision of this Section D to the given facts; or (v) any other matter relating to the applicability or effect of this Section D.

                        3.      The Board of Directors shall have the right to demand that any Person who is reasonably believed to Beneficially Own Common Stock in excess of the Limit (or holds of record Common Stock Beneficially Owned by any Person in excess of the Limit) (a "Holder in Excess") supply the Corporation with complete information as to: (i) the record owner(s) of all shares beneficially owned by such Holder in Excess; and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such Holder in Excess. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

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                        4.      Except as otherwise provided by law or expressly provided in this Section D, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section D) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in the Charter to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                        5.      Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section D in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

                        6.      In the event any provision (or portion thereof) of this Section D shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section D shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section D remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

            E.       Majority Vote. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

ARTICLE 6. Preemptive Rights. No holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series, or carrying any right to purchase stock of any class or series, except as may be established by the Board of Directors.

ARTICLE 7. Directors. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            A.       Management of the Corporation. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or as reserved to the stockholders by law or by the Charter or the Bylaws of the Corporation.

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            B.       Number, Class and Terms of Directors; Cumulative Voting. The number of directors constituting the Board of Directors of the Corporation shall initially be six, which number may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, however, that such number shall never be less than the minimum number of directors required by the Maryland General Corporation Law (the "MGCL"), as now or hereafter in force. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class ("Class I") to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class ("Class II") to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class ("Class III") to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified.

            The names of the individuals who will serve as directors of the Corporation until their successors are elected and qualify are as follows:

Class	Name	Term to Expire in
I	Adonis E. Talmage	2007

I	James G. Cooley	2007

II	Richard McHugh	2008

II	Thomas C. Kempen	2008

III	Brian R. Schilling	2008

III	David B. Westrate	2008

            Stockholders shall not be permitted to cumulate their votes in the election of directors.

            C.       Vacancies. Any vacancies in the Board of Directors may be filled in the manner provided in the Bylaws of the Corporation.

            D.       Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.

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            E.       Stockholder Proposals and Nominations of Directors. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE 8. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of directors the Corporation would have if there were no vacancies on the Board of Directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Charter, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof), voting together as a single class, shall be required for the adoption, amendment or repeal of any provisions of the Bylaws of the Corporation by the stockholders.

ARTICLE 9. Approval of Certain Business Combinations.

            A.      Super-majority Voting Requirement; Business Combination Defined. In addition to any affirmative vote required by law or by the Charter and except as otherwise expressly provided in this Section:

                        1.      any merger or consolidation of the Corporation or any Subsidiary with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; or

                        2.      any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

                        3.      the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

                        4.      the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

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                        5.      any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary that is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder (a "Disproportionate Transaction"); provided, however, that no such transaction shall be deemed a Disproportionate Transaction if the increase in the proportionate ownership of the Interested Stockholder or Affiliate as a result of such transaction is no greater than the increase experienced by the other stockholders generally;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of the Charter (including those applicable to any class or series of capital stock) or in any agreement with any national securities exchange or quotation system or otherwise.

            The term "Business Combination" as used in this Article 9 shall mean any transaction that is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article 9.

            B.      Exception to Super-majority Voting Requirement. The provisions of Section A of this Article 9 shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote as is required by law or by the Charter, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 and 2 are met:

                        1.      The Business Combination shall have been approved by a majority of the Disinterested Directors.

                        2.      All of the following conditions shall have been met:

                                    (a)      The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

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                                                (i)      (if applicable) the Highest Per Share Price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or in the transaction in which it became an Interested Stockholder, whichever is higher; and

                                                (ii)      the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article 9 as the "Determination Date"), whichever is higher.

                                    (b)      The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                                (i)      (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date, or in the transaction in which it became an Interested Stockholder, whichever is higher;

                                                (ii)      (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                                                (iii)      the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                                    (c)      The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has

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previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with Section B.2. of this Article 9 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                                    (d)      After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (ii) there shall have been (X) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (Y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock, except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder.

                                    (e)      After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                                    (f)      A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business

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Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

            C.      Certain Definitions. For the purposes of this Article 9:

                        1.      A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group or entity formed for the purpose of acquiring, holding or disposing of securities.

                        2.      "Interested Stockholder" shall mean any Person (other than the Corporation or any holding company or Subsidiary thereof) who or which:

                                    (a)      is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                                    (b)      is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then-outstanding Voting Stock; or

                                    (c)      is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                        3.      A Person shall be a "beneficial owner" of any Voting Stock:

                                    (a)      which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on December 31, 2003; or

                                    (b)      which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation

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of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                                    (c)      which are beneficially owned, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on December 31, 2003, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in Subparagraph (b) of this Paragraph 3) or in disposing of any shares of Voting Stock;

provided, however, that, in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

                        4.      For the purpose of determining whether a Person is an Interested Stockholder pursuant to Section C.2., the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Section C.3. but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                        5.      "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 2005.

                        6.      "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Section C.2., the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                        7.      "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder, and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

                        8.      "Fair Market Value" means: (a) in the case of stock, the highest closing sale price of the stock during the 30-day period immediately preceding the date in question of a

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share of such stock on the Nasdaq System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or in combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

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                        9.      Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                        10.      In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Sections B.2.(a) and B.2.(b) of this Article 9 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

            D.       Construction and Interpretation. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 9, on the basis of information known to them after reasonable inquiry: (1) whether a person is an Interested Stockholder; (2) the number of shares of Voting Stock beneficially owned by any person; (3) whether a person is an Affiliate or Associate of another; and (4) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article 9.

            E.      Fiduciary Duty. Nothing contained in this Article 9 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            F.       Maryland Business Combination Statute. Notwithstanding any contrary provision of law, the provisions of Sections 3-601 through 3-604 of the MGCL, as now and hereafter in force, shall not apply to any "business combination" (as defined in Section 3-601(e) of the MGCL, as now and hereafter in force), of the Corporation.

ARTICLE 10. Evaluation of Certain Offers. The Board of Directors, when evaluating: (1) any offer of another Person (as defined in Article 9 hereof) to: (i) make a tender or exchange offer for any equity security of the Corporation; (ii) merge or consolidate the Corporation with another corporation or entity; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, or (2) any other actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to the Corporation's stockholders, give due consideration to all relevant factors, including, but not limited to: (i) the economic effect, both immediate and long-term, upon the Corporation's stockholders, including stockholders, if any, who do not participate in the transaction; (ii) the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or

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are located; (iii) whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of the Corporation; (iv) whether a more favorable price could be obtained for the Corporation's stock or other securities in the future; (v) the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (vi) the future value of the stock or any other securities of the Corporation or the other entity to be involved in the proposed transaction; (vii) any antitrust or other legal and regulatory issues that are raised by the proposal; (viii) the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and (ix) the ability of the Corporation to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations. If the Board of Directors determines that any proposed transaction of the type described in clause (1) or (2) of the immediately preceding sentence should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or granting options or rights with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity. This Article 10 does not create any inference concerning factors that may be considered by the Board of Directors regarding any proposed transaction of the type described in clause (1) or (2) of the first sentence of this Article 10.

ARTICLE 11. Acquisitions of Equity Securities from Interested Persons.

            A.      Super-majority Voting Requirement. Except as set forth in Section B of this Article 11, in addition to any affirmative vote of stockholders required by law or the Charter, any direct or indirect purchase or other acquisition by the Corporation of any Equity Security of any class from any Interested Person shall require the affirmative vote of the holders of at least 80% of the Voting Stock of the Corporation that is not Beneficially Owned (for purposes of this Article 11 Beneficial Ownership shall be determined in accordance with Section D.2(b) of Article 5 hereof) by such Interested Person, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of the Charter (including those applicable to any class or series of capital stock) or in any agreement with any national securities exchange or quotation system, or otherwise.

            B.      Exceptions. The provisions of Section A of this Article 11 shall not be applicable with respect to:

                        1.      any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation or a Subsidiary (which term, as used in this Article 11, is as defined in the first clause of Section C.6 of Article 9 hereof) of the Corporation to purchase

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securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provision replacing such Act, rules or regulations);

                        2.      any purchase or acquisition made pursuant to an open market purchase program approved by a majority of the Board of Directors, including a majority of the Disinterested Directors (which term, as used in this Article 11, is as defined in Article 9 hereof); or

                        3.      any purchase or acquisition that is approved by a majority of the Board of Directors, including a majority of the Disinterested Directors, and that is made at no more than the Market Price (as hereinafter defined), on the date that the understanding between the Corporation and the Interested Person is reached with respect to such purchase (whether or not such purchase is made or a written agreement relating to such purchase is executed on such date), of shares of the class of Equity Security to be purchased.

            C.      Certain Definitions. For the purposes of this Article 11:

                        1.      The term Interested Person shall mean any Person (other than the Corporation, Subsidiaries of the Corporation, pension, profit sharing, employee stock ownership or other employee benefit plans of the Corporation and its Subsidiaries, entities organized or established by the Corporation or any of its Subsidiaries pursuant to the terms of such plans and trustees and fiduciaries with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner of 5% or more of the Voting Stock of the Corporation, and any Affiliate or Associate of any such person. For purposes of this Article 11, the terms "Affiliate" and "Associate" shall have the definitions given them in Article 9 hereof.

                        2.      The Market Price of shares of a class of Equity Security on any day shall mean the highest sale price of shares of such class of Equity Security on such day, or, if that day is not a trading day, on the trading day immediately preceding such day, on the national securities exchange or the Nasdaq System or any other system then in use on which such class of Equity Security is traded.

                        3.      The term Equity Security shall mean any security described in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on December 31, 2005, which is traded on a national securities exchange or the Nasdaq System or any other system then in use.

                        4.      For purposes of this Article 11, all references to the term Interested Stockholder in the definition of Disinterested Director shall be deemed to refer to the term Interested Person.

 ARTICLE 12. Indemnification of Directors and Officers.

            A.       Indemnification. The Corporation shall indemnify: (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law; and

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(2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            B.       Procedure. If a claim under Section A of this Article 12 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both: (1) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met; and (2) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In addition: (1) in any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that; and (2) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 12 or otherwise shall be on the Corporation.

            C.       Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 12 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Charter, the Corporation's Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

            D.       Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

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            E.       Miscellaneous. The Corporation shall not be liable for any payment under this Article 12 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 12 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

            Any repeal or modification of this Article 12 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 12 is in force.

ARTICLE 13. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except: (A) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (B) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE 14. Amendment of the Charter. The Corporation reserves the right to amend or repeal any provision contained in the Charter in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any of the Corporation's outstanding stock by classification, reclassification or otherwise, and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of the Charter or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by the Charter, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5), voting together as a single class, shall be required to amend or repeal this Article 14, Section C, D or E of Article 5, Article 7, Article 8, Article 9, Article 11, Article 12 or Article 13.

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            IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on ____________, 2006.

Witness: Adonis E. Talmage	James G. Cooley

Consent of Resident Agent

            THE UNDERSIGNED hereby consents to act as resident agent in Maryland for the entity named in the attached instrument.

The Corporation Trust Incorporated

By:
Printed Name:
Its:

Exhibit E

Exhibit E

Effective Date ___________, 2006.

CITIZENS COMMUNITY BANCORP, INC.

BYLAWS

ARTICLE I - STOCKHOLDERS

Section 1. ANNUAL MEETING

The annual meeting of the stockholders of Citizens Community Bancshares, Inc. (the "Corporation") shall be held each year at such place, on such date, and at such time during the 31-day period beginning on the 31st in January of each year as the Board of Directors shall fix, in their discretion. The business to be transacted at the annual meeting shall include the election of directors, consideration of the report of the President, and any other business properly brought before the meeting in accordance with Corporation's Charter and Bylaws. Failure to hold an annual meeting does not invalidate the Corporation(s existence or affect any otherwise valid corporate act.

Section 2. SPECIAL MEETINGS

A special meeting of the stockholders of the Corporation may be called at any time and place for any purpose(s) by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors. A special meeting of the stockholders shall be called by the Secretary of the Corporation upon the written request of the holders of a majority of all shares outstanding and entitled to vote on the business to be transacted at such meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting and shall be delivered at the principal office of the Corporation addressed to the President or the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors shall have the sole power to fix: (a) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting; and (b) the date, time and place of the special meeting and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at the special meeting. Notwithstanding the previous sentence, the Secretary of the Corporation shall not be obligated to call a special meeting of the stockholders requested by stockholders for

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the purpose of taking any action that is non-binding or advisory in nature. Business transacted at any special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

Section 3. NOTICE OF MEETING; WAIVER OF NOTICE

Not less than 10 days nor more than 90 days before each stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at or to notice of such meeting, notice in writing or by electronic transmission stating the place, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting, and, in the case of a special meeting, the purpose(s) for which the meeting is called. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder(s usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or waiver by electronic transmission that is filed with the records of the stockholders( meetings or is present at the meeting in person or by proxy. Notwithstanding the foregoing provisions, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a person entitled to notice at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of the adjourned meeting is more than 120 days after the record date for which the meeting was originally noticed or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity with this Section 3.

As used in these Bylaws, the term (electronic transmission( shall have the meaning given to such term by Section 1-101(k-1) of the Maryland General Corporation Law (the (MGCL() or any successor provision.

Section 4. QUORUM

At any meeting of stockholders, the holders of a majority of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article 5 of the Charter), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Unless the Charter of the Corporation provides otherwise, where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

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If a quorum fails to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are represented in person or by proxy may, in accordance with Section 3 of this Article I, adjourn the meeting to any place, date and time. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders to leave less than a quorum.

Section 5. ORGANIZATION AND CONDUCT OF BUSINESS

The Chairman of the Board of the Corporation or, in his or her absence, the President of the Corporation, or in his or her absence such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 6. ADVANCE NOTICE PROVISIONS FOR BUSINESS TO BE TRANSACTED
                 AT ANNUAL MEETINGS AND ELECTIONS OF DIRECTORS

(a)                             At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting: (i) as specified in the Corporation's notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(a). For business to be properly brought before an annual meeting by a stockholder, pursuant to clause (iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders.

To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year's annual meeting and not earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event the annual meeting is the first annual meeting of stockholders of the Corporation, notice by the stockholder to be timely must be so received by not later than the close of business on the 90th day prior to and not earlier than the close of business on the 120th day prior to February 22, 2007, provided, further, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date of the preceding year's annual meeting (or, in the case of the first annual meeting of stockholders of the Corporation from February 22, 2007), notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of: (i) the 90th day prior to the date of such annual meeting; or (ii) the 10th day following the first to occur of the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the annual meeting was first made by the Corporation. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

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A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the stockholder proposing such business, as they appear on the Corporation's books, and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned or of record by such stockholder and beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a). The Chairman of the Board or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting in accordance with Article I, Section 2.

(b)             Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who: (A) is a stockholder of record on the date of giving the notice provided for in this Section 6(a) and on the record date for the determination of stockholders entitled to vote at such meeting, and (B) complies with the notice procedures set forth in Section 6(a). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that if less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made by the Corporation, whichever shall first occur. Such stockholder's notice must be in writing and shall set forth: (i) as to each person whom such stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the (Exchange Act(), or any successor rule or regulation; and (ii) as to the stockholder giving the notice: (A) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such

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stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(b). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(c)             For purposes of subsections (a) and (b) of this Section 6, the term (public announcement( shall mean disclosure in a press release reported by a nationally recognized news service, in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission or on a website maintained by the Corporation.

Section 7. VOTING

Unless the Charter of the Corporation provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. In all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Charter of the Corporation, all other matters voted on by stockholders shall be determined by a majority of the votes cast on the matter.

A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder(s authorized agent signing the writing or causing the stockholder(s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

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Section 8. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

Except as provided in the following sentence, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and is filed in paper or electronic format with the records of stockholder meetings. Unless the Charter of the Corporation requires otherwise, the holders of any class of the Corporation's stock other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of the stockholders if the Corporation gives notice of the action so taken to each stockholder not later than ten days after the effective time of the action.

Section 9. CONDUCT OF VOTING

The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. At all meetings of stockholders, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided or determined by the inspector of elections. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy or the chairman of the meeting, a written vote shall be taken. Every written vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. No candidate for election as a director at a meeting shall serve as an inspector at such meeting.

Section 10. CONTROL SHARE ACQUISITION ACT

Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 10 may be repealed, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the MGCL, or any successor provision).

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ARTICLE II - BOARD OF DIRECTORS

Section 1. GENERAL POWERS, NUMBER AND TERM OF OFFICE

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall, by virtue of the Corporation's election made hereby to be governed by Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings. The Board of Directors may exercise all the powers of the Corporation, except those conferred on or reserved to the stockholders by statute or by the Charter or the Bylaws. The Board may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, however, these rules and regulations may not be inconsistent with these Bylaws, the Charter and with the Maryland General Corporation Law. Action may be taken by the Board of Directors without a meeting if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors. The directors, other than those who may be elected by the holders of any series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified.

Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS

By virtue of the Corporation's election made hereby to be subject to Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3. REGULAR MEETINGS

Regular meetings of the Board of Directors shall be held at such dates, such times and such places or by means of remote communication as shall have been designated by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Any regular meeting of the Board of Directors may adjourn from time to time

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to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 4. SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date and at such time as those calling the meeting shall fix.

Notice of the date, time and place of each such special meeting of the Board of Directors shall be given to each director. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telephone, telegraph, facsimile or electronic transmission at least 24 hours before the time of the meeting, or in the alternative, when it is mailed to his or her address as it appears on the records of the Corporation, at least 72 hours before the time of the meeting. Any director may waive notice of any special meeting either before or after the holding thereof by written waiver filed with the records of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 5. TELEPHONIC MEETINGS

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5 shall constitute presence in person at such meeting.

Section 6. QUORUM

At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting without further notice or waiver thereof.

Section 7. POWERS

All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the stockholders by law or by the Corporation(s Charter or these Bylaws. Consistent with the foregoing, the Board of Directors shall have, among other powers, the unqualified power:

            (a)    To declare dividends from time to time in accordance with law;

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            (b)    To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

            (c)    To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

            (d)    To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

            (e)    To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

            (f)    To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

            (g)    To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

            (h)    To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

Section 8. RESIGNATION

A director may resign at any time by giving written notice to the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 9. COMPENSATION

By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on such committees, may be paid to directors, as may compensation for such other services as a director may render to the Corporation.

Section 10. PRESUMPTION OF ASSENT

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless such director announces his dissent at the meeting and either: (a) such director's dissent is entered in the minutes of the meeting; (b) such director files his written dissent to such action with the secretary of the meeting before the adjournment thereof; or (c) such director forwards his written dissent within 24 hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his dissent known at the meeting.

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Section 11. COMMITTEES

The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a director(s) to serve as the member(s), designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that any such committee shall have no power or authority with reference to: (a) declaring dividends or distributions on stock; (b) issuing stock other than as authorized by the Board of Directors; (c) recommending to the stockholders any action that requires stockholder approval; (d) amending the Bylaws, or (e) approving a merger or share exchange that does not require stockholder approval. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member(s) of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. The quorum requirements for each such committee shall be a majority of the members of such committee unless otherwise determined by the Board of Directors by a majority vote of the Board of Directors which such quorum determined by a majority of the Board may be one-third of such members and all matters considered by such committees shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE III - OFFICERS

Section 1. EXECUTIVE AND OTHER OFFICERS

(a)             The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board, President, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. Any number of offices may be held by the same person, except that no person may concurrently serve as both President and Vice President of the Corporation.

(b)             The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.

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(c)             All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 2. CHAIRMAN OF THE BOARD OF DIRECTORS

The Chairman of the Board of Directors of the Corporation shall act in a general executive capacity and, subject to the direction of the Board of Directors, shall have general responsibility for the supervision of the policies and affairs of the Corporation and the effective administration of the Corporation's business.

Section 3. PRESIDENT AND CHIEF EXECUTIVE OFFICER

The President and Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of the president or that are delegated to him or her by the Board of Directors. He or she shall have power to sign all contracts, agreements and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 4. VICE PRESIDENT(S)

The Vice President(s) shall perform the duties of the President in his or her absence or during his or her inability to act. In addition, the Vice President(s) shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board or the President. A Vice President(s) may be designated as Executive Vice President, Senior Vice President or any other designation specified by the Board of Directors.

Section 5. SECRETARY

The Secretary, and any Assistant Secretaries designated by the Board of Directors, shall: (a) keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees of the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; (c) witness all documents on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required to be under its seal, and, when so affixed, may attest the same; and (d) in general, shall perform all duties incident to the office of a secretary of a corporation and such other duties as may be assigned by the Board of Directors or the President.

Section 6. TREASURER

The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation that has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks

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or trust companies or other entities as the Board of Directors shall designate. The Treasurer shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chairman of the Board or the President, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors.

Section 7. SUBORDINATE OFFICERS

The Corporation may have such subordinate officers as the Board of Directors may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or the committee or officer designated pursuant to these Bylaws may prescribe.

Section 8. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

ARTICLE IV - STOCK

Section 1. CERTIFICATES FOR STOCK

Each stockholder shall be entitled to certificates that represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate and be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer(s) designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Each certificate shall be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures on each certificate may be either manual or facsimile signatures. Each stock certificate also shall include on its face or back: (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred stock which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of preferred stock; or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to the Corporation's transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above on stock certificates. A certificate is valid and may be issued whether or not an officer who signed it is still an officer of the Corporation when it is issued.

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Section 2. TRANSFERS

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

Section 3. RECORD DATE AND CLOSING OF TRANSFER BOOKS

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 90 nor less than 10 days before the date of such meeting, nor more than 90 days before any other action. The transfer books may not be closed for a period longer than 20 days. In the case of a meeting of stockholders, the closing of the transfer books shall be at least 10 days before the date of the meeting.

Section 4. STOCK LEDGER

The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class registered in the name of each stockholder. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, within or without the State of Maryland, or, if none, at the principal office or the principal executive offices of the Corporation in the State of Maryland.

Section 5. CERTIFICATION OF BENEFICIAL OWNERS

The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

Section 6. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one that is purportedly alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer(s) of the Corporation. In its discretion, the Board of Directors or such officer(s) may refuse to issue such new certificate except upon the order of a court having jurisdiction in the premises.

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ARTICLE V - MISCELLANEOUS

Section 1. FACSIMILE SIGNATURES

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. CORPORATE SEAL

The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word ((seal)( adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 3. ANNUAL STATEMENT OF AFFAIRS

The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation(s principal office.

Section 4. BOOKS AND RECORDS

The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

Section 5. RELIANCE UPON BOOKS, REPORTS AND RECORDS

Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 6. FISCAL YEAR

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

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Section 7. TIME PERIODS

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 8. CHECKS, DRAFTS, ETC.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-President, an Assistant Vice-President, the Treasurer or an Assistant Treasurer.

Section 9. MAIL

Any notice or other document that is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

Section 10. CONTRACTS AND AGREEMENTS

To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

ARTICLE VII AMENDMENTS

These Bylaws may be adopted, amended or repealed as provided in the Charter of the Corporation.

End.